As filed with the Securities and Exchange Commission on July 16, 2004


                                                     REGISTRATION NO. 333-112424

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 2 TO

                                   FORM SB-2/A
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               PATRIOT GOLD CORP.
                 (Name of Small Business Issuer in its Charter)


           Nevada                           1040                  86-0947048
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                            #501-1775 Bellevue Avenue
                      West Vancouver, B.C., Canada V7V 1A9
                                  (604)925-5257
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                            Laughlin Associates, Inc.
                            2533 North Carson Street
                            Carson City, Nevada 89706
                                 (480) 481-3940
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                                David Lubin, Esq.
                              92 Washington Avenue
                              Cedarhurst, NY 11516
                          Telephone No.: (516) 569-9629
                          Facsimile No.: (516) 569-5053


Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

---------------------------------------- ---------------- ------------------- -------------------- -------------------
Title of each class of securities to     Amount to be     Proposed maximum    Proposed maximum     Amount of
be registered (1)                        registered       offering price      aggregate offering   registration fee
                                                          per share           price                (2), (7)
---------------------------------------- ---------------- ------------------- -------------------- -------------------
Common Stock, par value $.001 per share     1,214,000           $ 2.15            $ 2,610,000           $ 330.69
---------------------------------------- ---------------- ------------------- -------------------- -------------------
Common Stock, par value $.001 per
share (3)                                   1,214,000           $ 2.15            $ 2,610,000           $ 330.69
---------------------------------------- ---------------- ------------------- -------------------- -------------------
Common Stock, par value $.001 per
share (4)                                   1,214,000           $ 2.15            $ 2,610,000           $ 330.69
---------------------------------------- ---------------- ------------------- -------------------- -------------------
Common Stock, par value $.001 per
share (5)                                   1,214,000           $ 2.15            $ 2,610,000           $ 330.69
---------------------------------------- ---------------- ------------------- -------------------- -------------------
Common Stock, par value $.001 per
share (6)                                   1,214,000           $ 2.15            $ 2,610,000           $ 330.69
---------------------------------------- ---------------- ------------------- -------------------- -------------------
Total                                       6,070,000                            $ 13,050,500         $ 1,653.50
---------------------------------------- ---------------- ------------------- -------------------- -------------------

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on January 27, 2004.

(3) Represents shares of common stock issuable in connection with the exercise of warrants. Each warrant entitles the holder to purchase shares of common stock at an exercise price of $1.40 per share.

(4) Represents shares of common stock issuable in connection with the exercise of warrants. Each warrant entitles the holder to purchase shares of common stock at an exercise price of $1.45 per share.

(5) Represents shares of common stock issuable in connection with the exercise of warrants. Each warrant entitles the holder to purchase shares of common stock at an exercise price of $1.50 per share.

(6) Represents shares of common stock issuable in connection with the exercise of warrants. Each warrant entitles the holder to purchase shares of common stock at an exercise price of $1.55 per share. (7) Registration fee previously paid.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY 16, 2004


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               PATRIOT GOLD CORP.

              1,214,000 SELLING STOCKHOLDERS SHARES OF COMMON STOCK
                  4,856,000 SHARES OF COMMON STOCK ISSUABLE IN
                      CONNECTION WITH EXERCISE OF WARRANTS

The prospectus relates to the resale by certain selling security holders of Patriot Gold Corp. of up to 6,070,000 shares of our common stock in connection with the resale of:

         - up to 1,214,000 shares of our common stock which were issued in two private placements; and

         - up to 4,856,000 shares of our common stock which may be issued upon exercise of certain warrants issued in connection with the private placements.

The selling security holders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.


Our common stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "PGOL." On July 15, 2004, the closing sale price of our common stock on the OTC Bulletin Board was $0.90.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 BEFORE INVESTING IN OUR COMMON STOCK.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this prospectus is _______, 2004

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.


                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                             3
RISK FACTORS                                                                   5
         Risks Relating to the Offering                                        7
         Risks Relating to Our Company                                        11
         Risks Relating to Our Strategy and Industry                          12
FORWARD-LOOKING STATEMENTS                                                    12
THE OFFERING                                                                  13
USE OF PROCEEEDS                                                              13
SELLING SECURITY HOLDERS                                                      13
PLAN OF DISTRIBUTION                                                          15
LEGAL PROCEEDINGS                                                             17
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
         AND CONTROL PERSONS                                                  17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
         OWNERS AND MANAGEMENT                                                20
DESCRIPTION OF SECURITIES                                                     22
PRIVATE PLACEMENTS                                                            24
CONVERSION OF PREFERRED STOCK                                                 24
EXPERTS                                                                       25
INTEREST OF NAMED EXPERTS AND COUNSEL                                         25
DISCLOSURE OF COMMISSION POSITION OF
        INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                        26
DESCRIPTION OF BUSINESS                                                       26
DESCRIPTION OF PROPERTY                                                       38
MANAGEMENT'S DISCUSSION AND ANALYSIS
         OR PLAN OR OPERATION                                                 38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                41
MARKET FOR COMMON EQUITY AND RELATED
         STOCKHOLDER MATTERS                                                  41
EXECUTIVE COMPENSATION                                                        44
FINANCIAL STATEMENTS                                                          47
LEGAL MATTERS                                                                 65
WHERE YOU CAN FIND MORE INFORMATION                                           65
GLOSSARY OF TECHNICAL TERMS                                                   65

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. As used in this prospectus, the terms "we", "us", "our" and "Patriot Gold Corp." means Patriot Gold Corp., unless otherwise indicated.

                               PROSPECTUS SUMMARY

OUR COMPANY

We are an exploration state company engaged in natural resource exploration and anticipate acquiring, exploring, and if warranted and feasible, developing natural resource properties. Currently we in the development stage and are undertaking an exploration program in western Nevada. We were incorporated in the State of Nevada on November 30, 1998 under the name Northern Ostrich Corp. On June 11, 2003, we changed the name to "Patiot Gold Corp." Our offices are currently located at #501-1775 Bellevue Avenue, West Vancouver, British Columbia, Canada, V7V 1A9. Our telephone number is (604) 925-5257. We maintain a website at www.patriotgoldcorp.com. Information contained on our website does not form part of this prospectus.

NUMBER OF SHARES BEING OFFERED

The prospectus relates to the resale by certain selling security holders of Patriot Gold Corp. of up to 6,070,000 shares of our common stock in connection with the resale of:


* up to 1,214,000 shares of our common stock which were issued in a private placement in July 2003 and a private placement in November 2003; and

* up to 4,856,000 shares of our common stock which may be issued upon exercise of certain warrants issued in connection with the private placements.


The selling security holders may sell these shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling security holders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution".

NUMBER OF SHARES OUTSTANDING

There were 29,279,400 shares of our common stock issued and outstanding as at June 30, 2004. USE OF PROCEEDS We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling security holders. However, we will receive proceeds from the exercise of the warrants if and to the extent that any of the warrants are exercised. We will incur all costs associated with this registration statement and prospectus.


SUMMARY FINANCIAL DATA


The following summary audited financial information for the years 2004 and 2003 includes balance sheet and statement of operations data from the audited financial statements of Patriot Gold Corp. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and accompanying notes included in this prospectus.

                               Patriot Gold Corp.
                      (in thousands, except per share date)

                                                 For the Year Ended                 For the Nine Months Ended
                                                       May 31,                            February 29,
                                               2003               2002               2004               2003
                                        ----------------------------------------------------------------------------
Statement of                                                                               (Unaudited)
Operation Data:                               Actual             Actual             Actual             Actual
Net Sales                               $               -  $               -   $             -    $             -
Operating Expense                                      23                  3            (2,636)                 16
Loss from Operations                                  (23)                (3)            (2,636)               (16)
Net Loss                                              (23)                (3)            (2,636)               (16)

Loss per Share                          $               -  $               -   $          (0.11)  $              -


                                                             (in thousands)
                                                                                 (Unaudited)
                                                       May 31,                   February 29,
Balance Sheet Data                             2003               2002               2004
-------------------------------------------------------------------------------------------------
Working Capital                                 $     (14)         $      (7)        $     3,078
Total Assets                                             -                  -              3,108
Short-term Debt                                         14                  7                 30
Long-term Debt                                           -                  -                  -
Total Stockholders' Equity                            (14)                (7)              3,078


                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our company. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING


1. THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY AS A RESULT OF THE SHARES WE ARE REGISTERING FOR THE SELLING STOCKHOLDERS AND YOU MAY FIND IT DIFFICULT FOR YOU TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We have 29,279,400 shares of common stock issued and outstanding as of June 30, 2004. When this registration statement is declared effective, the selling stockholders may be reselling up to 6,070,000 shares of our common stock, of which 1,214,000 are included in the number of our issued and outstanding common shares as of June 30, 2004, shown above. As a result of such registration statement, a substantial number of shares of our common stock may become available for immediate resale, which could cause a decrease in the market price of our common stock. As a result of any such decreases in market price of our common stock, purchasers who acquire shares from the selling stockholders may not be able to sell their shares at current market prices, and such purchasers may lose some or all of their investment. To the extent any of the selling stockholders exercise any of their warrants, and then resell the shares of common stock issued to them upon such exercise, the price of our common stock may decrease due to the additional shares of common stock in the market, and, in addition, any significant downward pressure on the price of our common stock as the selling stockholder sells shares of our common stock could encourage short sales by the selling stockholder or others. Any such short sales could place further downward pressure on the market price of our common stock..


Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.


2. TRADING ON THE OTC BULLETIN BOARD MAY BE SPORADIC BECAUSE IT IS NOT A STOCK EXCHANGE, AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.


Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, you may have difficulty reselling any of the shares you purchase from the selling stockholders.


3. THE EXERCISE OF THE WARRANTS AND OUTSTANDING OPTIONS WILL DILUTE THE PERCENTAGE OF COMMON STOCK OWNED BY EACH OF OUR EXISTING STOCKHOLDERS.

The exercise of warrants and options into common stock will dilute existing stockholders and affect the market price of our common stock. As of July 15, 2004, we had outstanding options and warrants to acquire as many as 5,496,000 shares of our common stock. This includes the warrants held by the selling security holders to acquire shares of common stock. The exercise or conversion of outstanding stock options, warrants or other convertible securities will dilute the percentage ownership of our other stockholders. We lack control over the timing of any exercise or the number of shares offered or sold if exercises or conversions occur.

4. NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.



5. STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

If you purchase shares of our common stock sold in this offering by the selling stockholders, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholders' ability to resell shares of our common stock at all or at current market prices, which could increase a stockholders' risk of losing some or all of their investment.


RISKS RELATED TO OUR COMPANY


6. WE HAVE A GOING CONCERN OPINION FROM OUR AUDITORS, INDICATING THE POSSIBILITY THAT WE MAY NOT ABLE TO CONTINUE TO OPERATE.

The Company has incurred net losses of $2,666,294 for the period from June 1, 2000 (inception of exploration state) to February 29, 2004. For the three months ended February 29, 2004, we incurred a net loss of $1,139,994. Management believes that the gross proceeds of $367,500 generated from the private placement in July 2003, the gross proceeds of $1,080,000 generated from the private placement in November 2003 and $1,723,650, we collected from the exercise of stock options issued under our stock option plan will be sufficient to continue our planned activities until May 31, 2005, the end of our next fiscal year. However, we anticipate generating losses for the next 12 months. Therefore we may be unable to continue operations in the future as a going concern. Our plans to deal with this uncertainty include raising additional capital or entering into a strategic arrangement with a third party. There can be no assurance that our plans can be realized. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in Patriot Gold.

7. SINCE WE LACK A SIGNIFICANT OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE, WE MAY NOT BE ABLE TO PURSUE OUR BUSINESS PLAN.

We have not conducted any business since May 2000 and in May 2001, our board of directors determined that it was in the best interest of our stockholders to become active again. We were not successful in finding the right operating business to acquire or merge with and therefore we have determined to become a natural resource exploration company and to seek opportunities in this field. Natural resource exploration and development requires significant capital and our assets and resources are extremely limited. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*        our ability to acquire and develop natural resource properties

*        our ability to generate revenues

* our ability to raise the capital necessary to continue the development of our exploration plan.


8. WE EXPECT LOSSES TO CONTINUE IN THE FUTURE BECAUSE WE HAVE NO RESERVES AND, CONSEQUENTLY, NO REVENUE TO OFFSET LOSSES.

Based upon current plans and the fact that we currently do not have any reserves, we expect to incur operating losses in future periods. These losses will occur because we do not have any income-producing reserves to offset the expenses associated with the acquisition of, and exploration of the natural resource properties We cannot guarantee that we will be successful in generating revenues in the future. We recognize that if we are unable to generate significant revenues from the exploration of our optioned mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

9. WE WILL REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WILL INTERFERE WITH OUR ABILITY TO EXPAND OUR CURRENT BUSINESS OPERATIONS.

If we want to maintain our interest in the MinQuest property, on or before July 25, 2004 we are required to incur no less than $75,000 in expenditures in connection with exploration operations as well as paying MinQuest $20,000. We are also currently in the process of negotiating the purchase of a mining property in Arizona, which will require payment to the sellers of the property of not less than $350,000. We may need to raise additional funds through public or private debt or equity sales in order to fund our operations and fulfill our contractual obligations. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current exploration in Nevada, and as a result, could require us to diminish or suspend our operations and possibly cease our operations.

In addition, a prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

10. IF WE DO NOT COMPLETE THE REQUIRED OPTION PAYMENT AND CAPITAL EXPENDITURE REQUIREMENTS MANDATED IN OUR AGREEMENT WITH MINQUEST, WE WILL LOSE OUR INTEREST IN THE PROPERTY AND OUR BUSINESS MAY FAIL.

In order to earn a 100% interest in the two Nevada mineral exploration properties which we are currently exploring, we must pay MinQuest, Inc. and incur expenditures relating to mining operations in accordance with the following schedule:

(i) on or before July 25, 2004, $20,000 to MinQuest and $75,000 in expenditures;

(ii) on or before July 25, 2005, $20,000 to MinQuest and an additional $100,000 in expenditures;

(iii) on or before July 25, 2006, $20,000 to MinQuest and an additional $100,000 in expenditures;

(iv) on or before July 25, 2007, $20,000 to MinQuest and an additional $100,000 in expenditures; and

(v)      on or before July 25, 2008, an additional $125,000 in expenditures.

     If we have not incurred the requisite expenditures to maintain our option in good standing, we have a 60-day period subsequent to July 25th to make such payment along with such amount which shall be deemed to have been an expenditure incurred by us during such period. Since our payment obligations are non-refundable, if we do not make any payments, we will lose any payments made and all our rights to the properties.



11. IF WE LOSE THE SERVICES OF ANY OF OUR MANAGEMENT TEAM, WE WILL BE REQUIRED TO EXPEND SIGNIFICANT TIME AND EXPENSE IN FINDING QUALIFIED REPLACEMENTS SO THAT OUR OPERATIONS MAY CONTINUE..

We are presently dependent to a great extent upon the experience, abilities and continued services of Ronald Blomkamp, Robert Sibthorpe and Robert Coale. All three individuals have an extensive background in the natural resource industry and the loss of any of these individuals would negatively impact our operations. If we lost the services of any of these individuals we would be forced to find other qualified management to assist us in location and exploration of a property. This would be costly to us in terms of both time and expenses. None of these individuals has an employment agreement with us nor do we have key-man life insurance on them. Therefore, the loss of the services of these individuals would result in us spending time and money finding qualified replacements, which would result in spending less time and money with respect to exploring this property and continuing our operations.

12. THREE OF OUR DIRECTORS HAVE AGREED TO VOTE THEIR SHARES OF STOCK TOGETHER, GIVING THEM CONTROL OF APPROXIMATELY 10.2% OF THE VOTING POWER OF THE COMPANY AND THE ABILITY TO EXERCISE SIGNIFICANT INFLUENCE OVER MATTERS SUBMITTED FOR SHAREHOLDER APPROVAL.

By virtue of the Shareholders' Agreement among Messrs. Blomkamp, Sibthorpe and Coale, our directors, have the ability to nominate and appoint a majority to our Board. Since the agreement also provides that the three shareholders shall vote their 3,000,000 shares together, the three shareholders will control approximately 10.2% of the outstanding voting power of our common stock and have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval. This could have a significant impact on mergers, acquisitions, and the sale of all or substantially all of our assets, and also to prevent or cause a change of control.

13. SINCE OUR OFFICERS AND DIRECTORS HAVE THE ABILITY TO BE EMPLOYED BY OR CONSULT FOR OTHER COMPANIES, THEIR OTHER ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.


Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote between 5 and 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed.


14. WE MAY NOT HAVE ACCESS TO ALL OF THE SUPPLIES AND MATERIALS WE NEED TO BEGIN EXPLORATION WHICH COULD CAUSE US TO DELAY OR SUSPEND OPERATIONS.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We located and negotiated with any suppliers of products, equipment and materials that are required for our planned exploration activities. But future availability of products, equipment and materials may from time to time fall into short supply and we may therefore have to suspend our exploration plans until we do find the products, equipment and materials we need. Such delayed or suspended operations could cause us to incur greater losses and may affect our ability to obtain needed funding to continue our operations and/or obtain credit from new suppliers. If we fail to get such funding or credit, our business may fail.

15. FLUCTUATIONS IN EXCHANGE RATES COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS, STOCKHOLDERS' EQUITY AND FINANCIAL CONDITION.

Though we use the United States dollar for financial reporting purposes, our primary functional currency is the Canadian dollar. At the end of each fiscal year, we remeasure our assets, liabilities, stockholders' equity, revenue and expense accounts. Our balance sheet accounts are translated at year-end exchange rates, revenue and our expense accounts are translated at the average exchange rates in effect during the year. We record currency translation gains and losses as a separate component of stockholders' equity

Generally, the exchange rate of the Canadian dollar to the United States dollar has been stable. However, because we do not currently engage in hedging activities to protect against foreign currency risks, any fluctuation in the exchange rate of the Canadian dollar could have a negative effect on the remeasurement of assets, liabilities, revenues and expenses that we do at the end of our fiscal year. Any such negative impact may result in a decrease of the value of the assets, increase in our liabilities and a decrease of our stockholders' equity.


RISKS RELATING TO OUR STRATEGY AND INDUSTRY

16. BECAUSE OF THE EARLY STAGE OF DEVELOPMENT AND THE NATURE OF OUR BUSINESS, OUR SECURITIES ARE CONSIDERED HIGHLY SPECULATIVE. Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring and, if warranted and feasible, developing natural resource properties. Our current properties are in the exploration stage only and are without known reserves of natural resources. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of natural resources, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

17. BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION AND DEVELOPMENT, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable natural resources as a business is extremely risky. We can provide investors with no assurance that the property we have optioned in Nevada contains commercially exploitable reserves. Exploration for natural reserves is a speculative venture involving substantial risk. Therefore, determination of the existence of a reserve will depend on appropriate and sufficient exploration work and the evaluation of legal, economic, and environmental factors. Few properties that are explored are ultimately developed into producing commercially feasible reserves. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our properties do not contain any reserves, and any funds we spent on exploration will probably be lost. If we fail to find a commercially viable deposit on any of our properties, we would incur an impairment of our investment in such properties and may result in losses in relation to amounts spent in the exploration of our properties, which may not be recoverable, and, as a result, we may go out of business unless we can find financing to acquire additional exploration properties

18. IT IS POSSIBLE THAT THERE MAY BE NATIVE OR ABORIGINAL CLAIMS TO OUR PROPERTY WHICH COULD RESULT IN US INCURRING ADDITIONAL EXPENSES TO EXPLORE ANY OF OUR EXPLORATION PROPERTIES.

Although we believe that we have the right to explore our exploration properties, we cannot substantiate that there are no native or aboriginal claims to any such properties. If a native or aboriginal claim is made to any of our exploration properties, We may be unable to explore such properties as permitted or to enforce our rights with respect to such properties and we would have to incur significant legal fees protecting our right to explore any such properties. We may also have to pay third parties to settle such claims. If it is determined that there is a legitimate claim to any of our exploration properties, then we may be forced to return such exploration properties without adequate or any consideration. Even if there is no legal basis for such claim, the costs involved in resolving such matter may force us to delay or curtail our exploration activities completely.

19. OUR EXPLORATION ACTIVITIES AND ANY FUTURE MINING ACTIVITIES THAT WE MAY HAVE ARE, AND WILL BE, SUBJECT TO NUMEROUS ENVIRONMENTAL LAWS, REGULATIONS AND PERMITTING REQUIREMENTS THAT CAN DELAY OUR EXPLORATION ACTIVITIES AND FUTURE MINING ACTIVITIES AND COULD RESULT IN SIGNIFICANT FINES THAT WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BALANCE SHEET AND OUR RESULTS OF OPERATIONS

Our operations are subject to extensive federal, state and local laws and regulations concerning the discharge of materials into the environment and the remediation of chemical contamination. To satisfy such requirements, we may have to make capital and other expenditures on an ongoing basis. For example, environmental agencies continue to develop regulations implementing the Federal Clean Air Act. Depending on the nature of the regulations adopted, we may be required to incur additional capital and other expenditures in the next several years for air pollution control equipment, to maintain or obtain operating permits and approvals, and to address other air emission-related issues. Future expenditures relating to environmental matters will necessarily depend upon the application to our properties of future regulations and government decisions. It is likely that we will be subject to increasingly stringent environmental standards and the additional expenditures related to compliance with such standards. Furthermore, if we fail to comply with applicable environmental regulations, we could be subject to substantial fines or penalties and to civil and criminal liability.

Under applicable state and federal laws, we may be responsible for, among other things, all or part of the costs required to remove or remediate wastes or hazardous substances at locations we have owned or operated at any time. The discovery of previously unknown contamination or the imposition of new clean-up requirements could require us to incur costs or become subject to new or increased liabilities that could have a material adverse effect on our business, financial condition and results of operations



                           FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 4 to 12, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                                  THE OFFERING

This prospectus relates to the resale by certain selling security holders of Patriot Gold Corp. of up to 6,070,000 shares of our common stock in connection with the resale of:

* up to 1,214,000 shares of our common stock which were issued in a private placement in July 2003 and a private placement in November 2003; and

* up to 4,856,000 shares of our common stock which may be issued upon exercise of certain warrants issued in connection with the private placements.


The selling security holders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders. However, if all the warrants were exercised, we would receive a maximum of $7,162,600 as a result of such exercises. Notwithstanding, there is no assurance that any of the warrants will be exercised by the warrant holders.

                                 USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling security holders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus, which are currently estimated to be approximately $20,000. Although there is no assurance that any of the warrants will be exercised, if they are exercised we would receive proceeds of up to $7,162,600 (assuming all warrants are exercised prior to expiry). If we receive any proceeds from the exercise of the warrants, these proceeds will be used for general working capital purposes.

                            SELLING SECURITY HOLDERS

The selling security holders may offer and sell, from time to time, any or all of the common stock issued and the common stock issuable to them upon exercise of the warrants. Because the selling security holders may offer all or only some portion of the 6,070,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling security holders upon termination of the offering.


The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling security holders as of July 15, 2004, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder. To our knowledge, none of the selling security holders is a broker-dealer, or an affiliate of a broker-dealer.


None of the selling security holders has any position, office or material relationship with us. Except as otherwise, indicated, all securities are owned directly.

The warrants issued in the July 2003 private placement are exercisable as follows: 350,000 warrants at $1.40 per share, 350,000 warrants are exercisable at $1.45 per share, 350,000 warrants are exercisable at $1.50 per share, and 350,000 warrants are exercisable at $1.55 per share. We reserved the right, in our sole discretion, to decrease the exercise price of the warrants and extend the expiration date of the warrants. These warrants currently expire on October 25, 2006.


The 864,000 Class A-1 warrants issued in the November 2003 private placement are not exercisable until November 27, 2004, the 864,000 Class B-1 warrants are not exercisable until November 27, 2005, the 864,000 Class C-1 warrants are not exercisable  until  November 27, 2006 and the 864,000 Class D-1 warrants are not exercisable until November 27, 2007. The exercise price of the Class A-1 warrants, the Class B-1 warrants, the Class C-1 warrants and the Class D-1 warrants are $1.40 per share, $1.45 per share, $1.50 per share and $1.55 per share. Notwithstanding the foregoing, the following table assumes, for beneficial ownership purposes only, that the Company may accelerate the exercise date of the warrants issued in the November 2003 private placement so that they become exercisable upon the effectiveness of this registration statement.

                                         COMMON         NUMBER OF                         NUMBER OF SHARES OWNED
          NAME OF SELLING             SHARES OWNED        SHARES                        BY SELLING SECURITY HOLDER
   SECURITY HOLDER AND POSITION,         BY THE          ISSUABLE                                  AFTER
        OFFICE OR MATERIAL              SELLING       UPON EXERCISE                    OFFERING AND PERCENT OF TOTAL
  RELATIONSHIP WITH PATRIOT GOLD        SECURITY      OF ALL OF THE     TOTAL SHARES    ISSUED AND OUTSTANDING HELD
               CORP.                   HOLDER (2)      WARRANTS(2)       REGISTERED      BEFORE THE OFFERING(1)(2)
                                                                                            # OF           % OF
                                                                                           SHARES          CLASS

Almir Ramic                             450,000        1,800,000(3)      2,250,000           0             7.2%
Colin Bruce Worth                       320,000         1,280,000        1,600,000           0             5.2%
Jill Kurucz                             224,000          896,000         1,120,000           0             3.7%
Paul Uppal                              130,000          520,000          650,000            0             2.2%
David Langley                            90,000          360,000          450,000            0             1.5%

(1) Assumes all of the shares of common stock offered in this prospectus are sold, including shares issuable upon the exercise of the warrants, and no other shares of common stock are sold or issued during this offering period. Based on 29,279,400 common shares issued and outstanding on June 30, 2004.

(2) The number of shares of common stock listed as beneficially owned by such selling security holder represents the number of shares of common stock currently owned and issueable upon exercise of warrants.


(3) The person indicated above purchased 130,000 units in the July 2003 private placement and 320,000 units in the November 2003 private placement.




We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

                              PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (currently the National Association of Securities Dealers OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

         (a) an exchange distribution in accordance with the rules of the applicable exchange;

         (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         (c) privately negotiated transactions;

         (d) market sales (both long and short to the extent permitted under the federal securities laws);

         (e) at the market to or through market makers or into an existing market for the shares;

         (f) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

         (g) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its warrants or common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.


BLUE SKY RESTRICTIONS ON RESALE

When a selling security holder wants to sell shares of our common stock under this registration statement, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, the Company will be able to identify whether it will need to register or will rely on an exemption there from.

PENNY STOCK REGULATIONS


You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

                                LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. The officers of our company are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Our directors, executive officers and other significant employees, their ages, positions held and duration each person has held that position, are as follows:

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                  POSITION HELD WITH THE
             NAME                         COMPANY                        AGE                 DATE FIRST APPOINTED
------------------------------- ---------------------------- ---------------------------- ----------------------------
Ronald C. Blomkamp              Chairman, President, Chief               58               July 21, 2003
                                Executive and Operating
                                Officer and Secretary
------------------------------- ---------------------------- ---------------------------- ----------------------------
Robert A. Sibthorpe             Director                                 54               June 23, 2003
------------------------------- ---------------------------- ---------------------------- ----------------------------
Robert D. Coale                 Director                                 63               June 23, 2003
------------------------------- ---------------------------- ---------------------------- ----------------------------


Mr. Blomkamp spends an average of 5 - 10 hours per week on the business of the Company. Each of Messrs. Sibthorpe and Coale spend an average of 5 - 10 hours per week on the business of the Company.

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he was employed.

Ronald C. Blomkamp has been our Chairman, President, Chief Executive and Operating Officer and Secretary since July 21, 2003. For the five years prior to becoming a director and officer to our company, Mr. Blomkamp acted on his own behalf investing in the stock markets. With a focus on the natural resource sector, his daily involvement in this area saw him making many strategic partnerships amongst the various professionals working in this field. Prior to this, he lived in South Africa and has worked extensively at the face of many of the world's deepest gold mines and across several facets of the industry, and has collaborated with the South African Chamber of Mines on rock mechanics, safety and efficiency. He holds several patents relating to advanced mining technology. Mr. Blomkamp holds a Diploma in Production Engineering from Witwatersrand College for Advanced Technology in South Africa, and for sixteen years from March of 1978 to 1994 worked at Edward L Bateman (now called ELB Group), a publicly listed company and South Africa's leading mining services company. During this time, he acted in a variety of capacities, including Group Industrial Engineer (1978 - 1981), Engineering Manager (1981 - 1987), and Technical Director (1987 to 1994), where he oversaw all aspects of plant production and manufacturing as well as quality assurance and product development. ELB Group's services included the design and production of mining equipment for the processing of mineral ore, as well as equipment for mine excavation and shaft drilling, and the production of equipment for separating metals from the base rock component.

Robert A. Sibthorpe has been a director since June 23, 2003, and is an exploration Geologist and Financial Analyst with more than 30 years of multi-disciplinary experience in many aspects of the natural resource sector. Since the beginning of 2003 he has acted as an independent consultant and director. From March 2003, to November 2003 Mr Sibthorpe sat on the Board of Freegold Ventures Corp., a Canadian listed public company that is an exploration stage mining company , and since June of 2001 has provided independent consulting services to Rare Earth Metals Corp., another Canadian listed public company that is an exploration stage mining company. From January 2003 to March 2003 Mr. Sibthorpe was involved with project generation and review for Olympus Pacific Minerals Ltd., a company listed on the Toronto Venture Exchange that is an exploration stage mining company. From January, 2001 to January of 2003 Mr. Sibthorpe acted as Senior Vice President of Business Development in Vancouver for Ivanhoe Mines Ltd., a Toronto Stock Exchange listed public company that is a reserve stage mid-tier copper and iron ore producer, where he was responsible for evaluating new opportunities, and for advancing properties of merit already held by the company. By forming and running a "Small Mines Unit", he was directly responsible for placing into commercial production, an epithermal gold deposit in Korea and advancing two other Asian gold properties to the Feasibility Study level. From May of 1999 to January of 2001 Mr. Sibthorpe was Senior Mining Analyst for Canaccord Capital Corp. (Vancouver), a private Canadian brokerage house. In 1997 and 1998 Mr. Sibthorpe acted as an independent consultant and director based out of Phoenix, Arizona, and from May 1997 to August of 2000 acted as an outside director for InnovaCom Inc., a U.S. public developmental stage technology company that focuses on video compression technology. Mr. Sibthorpe also acts as a Director for Madison Enterprises, a Toronto listed public company that is an exploration stage mining company, and has done so since October of 1996. From June of 1986 to September of 1996 Mr. Sibthorpe acted as Director and Senior Analyst Corporate Finance (Canada), working in Toronto and Vancouver for Yorkton Securities Inc., a private brokerage house. From June of 1979 to May of 1986 he worked at Midland Doherty Ltd., a brokerage house, as Institutional Mining Analyst and was appointed a Director and Head of Research for that firm. A graduate of the University of Toronto in 1971, he began his career as a geologist conducting exploration programs for mining companies in Canada, the Middle East and the Republic of South Africa for ten years, and in 1978 completed an MBA at the University of Toronto.

Robert D. Coale has been a director since June 23, 2003. He is a Professional Engineer with a specialty in the mining sector. With two engineering degrees (1963 - MetE. - Colorado School of Mines, 1971 - MSc. - University of the Witwaterstrand in South Africa) and an MBA from the University of Minnesota
(1982), he has over 30 years of resource related business and management experience. From November of 1999 to present, Mr. Coale has acted as Senior Project Manager for EFS West, a privately held engineering and construction company located in Van Nuys, CA. At EFS West, he is responsible for development of natural gas and landfill gas (LFG) reciprocating internal combustion (RIC) engine generator plants from 800 kW to more than 5 MW, and as design engineer for liquefied and compressed natural gas storage and fueling facilities. He was a member of the technical advisory board of Andean American Mining Co., a publicly listed company that is a reserve stage gold mining company, from April of 2002 to May of 2003. From April of 1996 to November of 1999 Mr. Coale acted as a consulting Metallurgical/Environmental Engineer. During this time he was also president of Yuma Copper Corp., a Canadian junior public mining company that is an exploration stage cooper mining company, and was responsible for managing activities during the exploration for copper oxides and development of three separate properties in the Second Region of Chile. He also acted as a member of the Board of Directors of Francisco Gold Corp., a Canadian publicly listed junior resource exploration company that is an exploration stage mining company. From September, 1992 to April, 1996 Mr. Coale again acted as a consulting engineer. He was responsible for evaluation of mineral properties worldwide including development of metallurgical processing design and closure plans for industrial and mine sites. He was also responsible for the technical direction and management of a group of engineers, scientists, and technicians involved in landfill and mineral leaching facility design, construction, and construction quality assurance. From August of 1989 to September of 1992 Mr. Coale was Technical Director of Mine Reclamation Corporation, a privately-held company located in Palm Springs, California that refurbishes spent mines for other uses such as waste disposal. He was responsible for the direction of technical development and environmental permitting of the Eagle Mountain Project, a 20,000 tons per day municipal solid waste-by-rail landfill in Southern California including design and engineering of landfill facilities including liner system, leachate recovery and treatment, and transportation (rail and truck) facilities.


Other than the Shareholders Agreement among our three directors which is discussed below, there are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors.

There are no family relationships among our directors or officers.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a "financial expert" on the board or an audit committee or nominating committee. Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

         1. Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

         2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

         3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

         4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


POTENTIAL CONFLICTS OF INTEREST


Since our sole officer and directors work for other natural resource exploration companies, there exists the possibility of conflicts of interest between us, our officer and directors and such other companies. For example, the officer or director may locate a corporate opportunity and present it to another company before presenting it to us.

Our officer and directors have been made aware that Nevada corporate law the business opportunity must first be offered to us when and if:

         (1) we are  financially  able  to  exploit  the  opportunity;

         (2) the  opportunity  is within  our line of  business;

         (3) we have an interest or  expectancy in the  opportunity;  and

         (4) by taking the opportunity, the director breaches his duty of care or loyalty owed to us.

If the situation results in the officer or director being interested in the matter, the interest will be disclosed to the other board members who shall approve or disapprove of the action. Furthermore, our officer and directors will keep in confidence all confidential information about us.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of July ___, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The following table assumes that there are 29,279,400 shares issued and outstanding as of June 30, 2004.


Unless indicated otherwise, all addresses below are c/o Patriot Gold Corp., #501-1775 Bellevue Avenue, West Vancouver, British Columbia, Canada, V7V 1A9.

---------------------------------------- -------------------------------------- --------------------------------------
NAME OF BENEFICIAL OWNER                 AMOUNT AND NATURE OF BENEFICIAL        PERCENTAGE OF CLASS
                                         OWNERSHIP
---------------------------------------- -------------------------------------- --------------------------------------

Bruce Johnstone                          4,500,000 (1)                          15.43%
102 Donaghy Avenue,
North Vancouver, B.C.
Canada V7P 2L5
---------------------------------------- -------------------------------------- --------------------------------------

Robert A. Sibthorpe                      3,200,000 (2)                          10.9%
---------------------------------------- -------------------------------------- --------------------------------------

Robert D. Coale                          3,100,000(3)                           10.6%
---------------------------------------- -------------------------------------- --------------------------------------

Ronald C. Blomkamp                       3,165,000(4)                           10.8%
---------------------------------------- -------------------------------------- --------------------------------------

Directors and Officers as a Group (3     9,340,000                              31.4%
individuals)

---------------------------------------- -------------------------------------- --------------------------------------


(1) In June 2003, we issued 13,500,000 Series A 7% Redeemable Preferred Shares to Bruce Johnstone, our officer and director from October 2002 until July 2003. In September, Mr. Johnstone exchanged his 13,500,000 preferred shares for 13,500,000 shares of our common stock. On January 22, 2004, Mr. Johnstone transferred 9,000,000 shares of common stock to our three directors without any compensation; the value of those shares on January 24, 2004 was $19.35 million (based on $2.30, which was the closing price of our common stock on the OTC at the close of trading on January 22, 2004). The current value of those shares, as of June 30, 2004, was $6.21 million. . Mr. Johnstone transferred the shares to the three of our directors in exchange for our agreement to register his remaining shares of common stock. We entered into such an agreement in order to align the interest of directors with those of our shareholders.

(2) Includes 200,000 options pursuant to the Stock Option Plan to purchase common stock at a purchase price of $0.05 per share.

(3) Includes 100,000 options pursuant to the Stock Option Plan to purchase common stock at a purchase price of $0.05 per share.

(4) Includes 150,000 options pursuant to the Stock Option Plan to purchase common stock at a purchase price of $0.05 per share. An additional 50,000 shares will vest on August 1, 2004.


Shareholders' Agreement

Messrs. Blomkamp, Sibthorpe and Coale are party to a Shareholders' Agreement dated as of January 22, 2004. The agreement provides that for so long as the person holds any of the 3,000,000 shares which he received from Bruce Johnstone, the directors shall vote such shares to maintain three persons on our board. Upon any vote to appoint representatives to the Board, each shareholder agreed that he shall vote his shares for the other two shareholders. If one of the three shareholders is no longer a shareholder, or if the Board or our shareholders decided to remove one of the Board members, or the shareholder no longer holds any of the 3,000,000 shares which he received from Mr. Johnstone, then the other two shareholders agreed to vote their shares together to either maintain the number of Board members as two or to nominate and appoint a third Board member. The agreement also provides that for all other matters in which shares are voted, the three shareholders shall vote their 3,000,000 shares together as determined by the decision of two of the three shareholders. These three shareholders had determined that such agreement would be beneficial in maintaining control among themselves over the shares that they had received from Mr. Johnstone.


The shareholders also agreed that he will not, directly or indirectly, sell, pledge, gift or in any other way dispose of any of the 3,000,000 shares which he received from Mr. Johnstone. This transfer restriction shall apply to such shares in all situations during all times that such individual holds any of the 3,000,000 shares. Although the shareholders' agreement restricts transfers of the shares received from Mr. Johnstone and held by the directors, a director can no longer hold the shares which he received from Mr. Johnstone if he dies or if the agreement is amended by the parties to permit a transfer. The Company is not aware of any such amendment being contemplated by the parties.


We are unaware of any other contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

                            DESCRIPTION OF SECURITIES


We are authorized to issue 100,000,000 shares of common stock. As of July 15, 2004, we have issued 29,279,400 shares of common stock. Upon liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.


The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

We authorized the issuance of up 20,000,000 shares of preferred stock, with timing and terms at the discretion of our board. We could issue shares of voting or convertible stock, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of our company. The ability of our board to issue such shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally. At the present time, we are not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the company.

In June 2003, we issued 13,500,000 Series A 7% Redeemable Preferred Shares to Bruce Johnstone, our former officer and director. In September 2003, Mr. Johnstone exchanged his 13,500,000 preferred shares for 13,500,000 shares of our common stock. The market price of a share of common shares on the date of said exchange was $1.40 per share. No shares of preferred stock are issued as of the date of this prospectus.

We have issued an aggregate of 3,735,000 options to purchase our common stock at prices ranging from $0.05 - $1.50 per share pursuant to our Amended 2003 Stock Option Plan, consisting of a share purchase plan and a share option plan, of which 3,095,000 had been exercised at December 31, 2003. Shares fully vested at December 31, 2003, totaled 3,300,000. We reserved 5,546,000 shares for grant under the Amended 2003 Stock Option Plan and have issued 3,095,000 of such shares to date.

We have outstanding 1,400,000 warrants to purchase 1,400,000 shares of our common stock, which are exercisable until October 2006. 350,000 warrants are exercisable at $1.40 per share, 350,000 warrants are exercisable at $1.45 per share, 350,000 warrants are exercisable at $1.50 per share, and 350,000 warrants are exercisable at $1.55 per share. We reserved the right, in our sole discretion, to decrease the exercise price of the warrants and extend the expiration date of the warrants. These warrants were issued in a private placement to Almir Ramic, Paul Uppal and David Langley, three foreign investors in July 2003 in connection with their purchase of units issued by us.


We have outstanding 3,456,000 warrants to purchase 3,456,000 shares of our common stock, which we issued in the November 2003 private placement. The 864,000 warrants which are exercisable at $1.40 per share are not exercisable until November 27, 2004; the 864,000 warrants which are exercisable at $1.45 per share are not exercisable until November 27, 2005, the 864,000 warrants which are exercisable at $1.50 per share are not exercisable until November 27, 2006, and the 864,000 warrants which are exercisable at $1.55 per share are not exercisable until November 27, 2007. All the warrants issued in the November 2003 private placement are exercisable until, and terminate on, November 27, 2009. We reserved the right, in our sole discretion, to accelerate the exercise date of the warrants, to decrease the exercise price of the warrants and extend the expiration date of the warrants. If we elect to exercise any of these rights, in accordance with the provisions of the warrant agreement, we will give notice to each holder of a warrant by (i) hand delivery, (ii) a nationally recognized overnight courier, or by registered or (iii) certified mail, postage prepaid, return receipt requested to the address of each holder as set forth in the warrant agreement. These warrants were issued in a private placement to Almir Ramic, Colin Bruce Worth and Jill Kurucz, three foreign investors, in November 2003 in connection with their purchase of units issued by us.


Except for these warrants and options, there are no outstanding options, warrants, or rights to purchase any of the securities of Patriot Gold Corp.


                               PRIVATE PLACEMENTS


On July 25, 2003 we issued Almir Ramic, Paul Uppal and David Langley, three non-United States accredited investors, an aggregate of 350,000 shares of common stock and 350,000 Class A warrants, 350,000 Class B warrants, 350 Class C warrants and 350,000 Class D warrants in a private placement relying on the exemption from the registration requirements of the Securities Act provided by Regulation S and/or Section 4(2) of the Securities Act. The issuance of these warrants was made to accredited investors without any general solicitation or advertisement and a restriction on resale

Each Class A, Class B, Class C and Class D warrant is exercisable for three years at a price of $1.40, $1.45, $1.50 and $1.55, respectively, for one share of common stock.

The private offering of the Class A, Class B, Class C and Class D warrants generated gross proceeds of $367,500. The proceeds are being used for working capital.

On November 27, 2003 we issued Almir Ramic, Colin Bruce Worth and Jill Kurucz, three non-United States accredited investors an aggregate of 864,000 shares of common stock and 864,000 Class A-1 warrants, 864,000 Class B-1 warrants, 864,000 Class C-1 warrants and 864,000 Class D-1 warrants in a private placement relying on the exemption from the registration requirements of the Securities Act provided by Regulation S and/or Section 4(2) of the Securities Act. The issuance of these warrants was made to accredited investors without any general solicitation or advertisement and a restriction on resale

The Class A-1 warrants are exercisable on November 27, 2004 for a period of 5 years at an exercise price of $1.40 per share of common stock; the Class B-1 warrants are exercisable on November 27, 2005 for a period of 4 years at an exercise price of $1.45; the Class C-1 warrants are exercisable on November 27, 2006 for a period of 3 years at an exercise price of $1.50; and the Class D-1 warrants are exercisable on November 27, 2007 for a period of 2 years at an exercise price of $1.55 per share.


The private offering of the Class A-1, Class B-1, Class C-1 and Class D-1 warrants generated gross proceeds of $1,080,000. The proceeds are being used for working capital.

                          CONVERSION OF PREFERRED STOCK


Bruce Johnstone was the sole president and officer of the Company from October 2002 until his resignation in July 2003. In June 2003, we issued 13,500,000 Series A 7% Redeemable Preferred Shares to Mr. Johnstone. Each preferred share had the right to vote with the common shares on all matters requiring stockholder vote. The preferred shares were entitled to receive, when and as declared by our Board, a non-cumulative dividend at the rate of 7% per annum equal to the redemption price. We had the right to redeem all or any portion of the outstanding preferred shares at the redemption price plus any dividends that were declared but not yet paid. The redemption price of the preferred shares was the par value of said share, or $0.001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the preferred shares was entitled to receive, prior to any distributions to the holders of the common stock, the redemption price for their outstanding shares together with any declared but unpaid dividends. We issued the Series A 7% Redeemable Preferred Shares in consideration for Mr. Johnstone's services as our sole officer and director (and sole employee). Since the preferred shares voted with the common shares and were entitled to a non-cumulative dividend, we believed that such shares were the proper compensation to be issued.

When Mr. Johnstone ceased working for us, he requested that we exchange his preferred shares for common shares. Since there was no need for either the preferred shares to remain outstanding or for Mr. Johnstone to retain preferred shares, as of September 2, 2003, we executed and delivered an agreement with Mr. Johnstone whereby he exchanged his 13,500,000 Series A 7% Redeemable Preferred Shares for 13,500,000 shares of our common stock. There was no additional consideration between Mr. Johnstone and us for such exchange. However, Mr. Johnstone agreed to consider transferring an aggregate of 9,000,000 shares of his common stock to our current directors. We initially had agreed to file a registration statement covering the 4,500,000 shares of common stock held by Mr. Johnstone prior to December 31, 2003 or in the next registration statement we prepare if filed prior to such date. Mr. Johnstone agreed to waive his registration rights until December 31, 2004.



                                     EXPERTS

The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Robison Hill & Co., independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             DESCRIPTION OF BUSINESS

HISTORY

We were incorporated in the State of Nevada on November 30, 1998. We were originally organized to engage in the business of breeding, raising and marketing ostriches, ostrich meat and ostrich by-products to the wholesale and retail markets. We operated from November 30, 1998 through approximately May 31, 2000, when we ceased all operations due to lack of capital.

On or about May 1, 2001, the directors determined that it was in the best interest of our stockholders to become active again and we began seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. We are considered an exploration state stage company. Our offices are currently located at #501-1775 Bellevue Avenue, West Vancouver, British Columbia, Canada, V7V 1A9. Our telephone number is (604) 925-5257. We maintain a website at www.patriotgoldcorp.com. Information contained on our website does not form part of this prospectus.

Mr. Manfred Schultz and Mr. Gerald Hinkley were our sole officers and directors from inception in November 1998, until they resigned on October 31, 2002. During such time, Messrs. Schultz and Hinkley were responsible for maintaining the company in compliance with all SEC and other rules and regulations and for finding a suitable business opportunity to acquire or merge with the company. On October 20, 2002, Mr. Bruce Johnstone was appointed to the board of directors and as an officer. On October 31, 2002, Mr. Manfred Schultz and Mr. Gerald Hinkley resigned as directors and officers of the company. The resignations were offered for personal reasons and not for any disagreement with management of the company or its policies. Both resigning directors and the company parted ways on good terms.

In June 2003, we filed an Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada changing the name of our company and authorizing the issuance of preferred stock.

On June 12, 2003, we issued 13,500,000 Series A 7% Redeemable Preferred Shares to Mr. Bruce Johnstone, our director and officer, in consideration for his services; this issuance having been previously approved by a vote of both the Board of Directors and the majority stockholders. Each Series A 7% Redeemable Preferred Share had the right to vote with the common shares on all matters requiring stockholder vote, including without limitation the election of directors. Mr. Johnstone received the shares in lieu of cash compensation for the services he provided to us. These services included, without limitation, the determination to transform the company from the then business of ostrich meat production to the current business activity of resource exploration and ensuring that the company would maintain its corporate existence. During this process, Mr. Johnstone was responsible for finding and securing qualified directors for the board, which made up the new management team for the company. Along with this he was also responsible for arranging and closing our July 2003 private placement financing. These funds provided the necessary funding to secure the first resource exploration projects which Mr. Johnstone established when he signed the Letter of Intent with Minquest Inc. on June 27, 2003.

On June 13, 2003, Messrs. Schultz and Hinkley, our former officers and directors, returned a total of 700,000 shares of common stock to us for cancellation. Given the fact that said individuals were no longer affiliated with the company, at our request they agreed to return 70% of their holdings in the company. We determined that having them maintain 30% of their initial holdings in the company was adequate consideration for the four years' of services which they had performed. Since Messrs. Schultz and Hinkley were satisfied with our business plan to make the company a natural resource exploration company, they did not request any consideration for the return of their shares. On June 17, 2003, each issued and outstanding share of common stock was forward split at a rate of one for seven and six-tenths (1:7.6) so that each share of common stock became equal to 7.6 shares.

On June 17, 2003, we received a new trading symbol to reflect the company name change and forward split of the common stock. The new trading symbol is PGOL.

On June 23, 2003 the Board adopted a resolution to (i) increase the number of positions on the Board to a total of three and (ii) appointed to the newly created positions Mr. Robert A. Sibthorpe of Vancouver, B.C. and Mr. Robert D. Coale of Agoura Hills, CA.

On July 21, 2003. Mr. Bruce Johnstone resigned as an officer and director. The resignation was offered for personal reasons and not for any disagreement with management of the company or its policies. On July 21, 2003, Mr. Ronald C. Blomkamp was appointed as the President, Chief Executive and Financial Officer and Secretary and a director of the company.

PLAN OF OPERATION


We are a natural resource exploration company with an objective of acquiring, exploring, and if warranted and feasible, developing natural resource properties. Our primary focus in the natural resource sector is gold. We do not consider ourselves a "blank check" company required to comply with Rule 419 of the Securities and Exchange Commission, because we were not organized for the purpose of effecting, and our business plan is not to effect, a merger with or acquisition of an unidentified company or companies, or other entity or person. We do not intend to merge with or acquire another company in the next 12 months.


Though we have the expertise on our board of directors to take a resource property that hosts a viable ore deposit into mining production, the costs and time frame for doing so are considerable, and the subsequent return on investment for our shareholders would be very long term indeed. We therefore anticipate selling any ore bodies that we may discover to a major mining company. Most major mining companies obtain their ore reserves through the purchase of ore bodies found by junior exploration companies. Although these major mining companies do some exploration work themselves, many of them rely on the junior resource exploration companies to provide them with future deposits for them to mine. By selling a deposit found by us to these major mining companies, it would provide an immediate return to our shareholders without the long time frame and cost of putting a mine into operation ourselves, and it would also provide future capital for the company to continue operations.

The search for valuable natural resources as a business is extremely risky. We can provide investors with no assurance that the property we have optioned in Nevada contains commercially exploitable reserves. Exploration for natural reserves is a speculative venture involving substantial risk. Few properties that are explored are ultimately developed into producing commercially feasible reserves. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and any money spent on exploration would be lost.

Natural resource exploration and development requires significant capital and our assets and resources are limited. Therefore, we anticipate participating in the natural resource industry through the purchase of small interests in producing properties, the purchase of property where feasibility studies already exist or by the optioning of natural resource exploration and development projects. To date we have several properties under option, and are in the early stages of exploring these properties. There has been no indication as yet that any mineral deposits exist on these properties, and there is no assurance that a commercially viable mineral deposit exists on any of our properties. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.


In the following discussion, there are references to "patented" mining claims and "unpatented" mining claims. A patented mining claim is one for which the U.S. government has passed its title to the claimant, giving that person title to the land as well as the minerals and other resources above and below the surface. The patented claim is then treated like any other private land and is subject to local property taxes. An unpatented mining claim on U.S. government lands establishes a claim to the locatable minerals (also referred to as stakeable minerals) on the land and the right of possession solely for mining purposes. No title to the land passes to the claimant. If a proven economic mineral deposit is developed, provisions of federal mining laws permit owners of unpatented mining claims to patent (to obtain title to) the claim. If you purchase an unpatented mining claim that is later declared invalid by the U.S. government, you could be evicted.



***See Map 1***

Map of Bruner and Vernal properties located in western Nevada


EXPLORATION PROGRAMS

BRUNER PROJECT: The property is located approximately 130 miles east-southeast of Reno, Nevada at the northern end of the Paradise Range. Access from Fallon, the closest town of any size, is by 50 miles of paved highway and 16 miles of gravel roads.


We hold the property via 16 unpatented mining claims (320 acres). We have an option on the property with MinQuest, Inc., a Nevada Corporation, which terminates if, prior to July 25, 2008, we fail to make any payments when due to MinQuest, Inc. or complete property expenditures as required by the option. The option will have been fully exercised, and we can earn a 100 percent interest in these claims if we make payments to MinQuest of $70,000 and spend $275,000 in exploration over a five year period ending on July 25, 2008. To date we have paid MinQuest $10,000 with respect to the Bruner property, and we owe an additional $60,000 which is due in four equal annual installments commencing on July 25, 2004. To date, we have spent $50,000 on exploration of the Bruner property, and we are obligated to spend another $225,000 over the next four years as follows: $50,000 by each of July 25, 2004, 2005, 2006 and 2007 and $75,000 by July 25, 2008. As noted below, we expect to spend an estimated $100,000 in the summer of 2004 on a six hole drilling program. A three percent NSR production royalty is retained by MinQuest.


There is no drilled resource on our claims.


The original operators at the Bruner property are unknown. However, modern exploration in the greater Bruner mining district began in 1979 and included the following work:

o In 1979, Morrison Knudsen drilled nine core holes (DDH 79-1 to 79-9), seven vertical, two angle, for 460 m (1,509 ft) in the Derelict - Paymaster area. The core holes are holes left in the ground after the process where a hollow drill bit with diamond chip teeth is used to drill into the ground. The center of the hollow drill fills with the core of the rock that is being drilled into, and when the drill is extracted, a hole is left in the ground.

o In 1981-82, Lucky Chance Mining did exploration in the Duluth area, however, there is no record of work completed.

o In 1983, Kennecott drilled fifteen RC holes (holes left after the process of reverse circulation drilling) (BR or BRU 1 -15) for 2021 m (6,630 ft) in the Penelas and Duluth mine areas.

o In 1987, Callahan Mining Co. and Inspiration Gold, as joint venture partners, drilled 7 RC holes for 640 m (2,100 ft) , Bruno target area.

o        In 1988, West Gold drilled 4 RC holes for 262 m (860 ft).

o In 1988, Miramar Mining Corp. acquired a lease on the Bruner properties and subsequently farmed out the package to a series of companies:

o In 1988, Glamis Gold drilled 29 air track holes, which are drill holes done with a small portable drill rig using an air-driven hammer, for 528 m (1,733 ft) at the Paymaster and Duluth-July mine areas.

o In 1988-1990, Newmont Exploration Ltd. drilled 74 (BRU-016 to BRU-089) RC drill holes for 10,999 m (36,078 ft); conducted detailed geologic mapping(producing a plan map of the rock types, structure and alteration), sampling of underground workings, geochemical surveys (which is sampling of rocks or soil and determination of the absolute abundances of elements), air and ground magnetic surveys (recording variations in the earth's magnetic field and plotting same), and ground radiometric survey (a survey of radioactive materials on the land surface).

o In 1990-1992, Miramar Mining Corp. drilled 17 (BRU-90 to BRU-106) RC drill holes for 1096 m (3,595 ft) in the Duluth/Penelas area, and conducted BLEG (bulk leach extractable gold) sampling and air photo interpretation. BLEG sampling involves a large sample of soil or rock that is bleached using cyanide to determine gold and silver content down to a detection limit of as little as 1.0 parts per billion.

o In 1993, Viceroy Precious Metals and Olympic Mining Company performed an assay of Miramar's 1992 Duluth area drill holes, ran additional ground magnetics east of the Bruner district over a pediment target, and drilled 15 RC holes (BRU-107 to BRU-121) for 1,896 m (6,220 ft); and

o In 1993-1995, Miramar Mining Corp performed additional sampling, scintillometer survey (a survey of radioactive minerals using a scintillometer, a hand-held, a highly accurate measuring device) and drilled 17 RC holes (95-1 to 95-17) for 2,750 m (9,020 ft).

Our exploration program to date at Bruner has included:

geologic mapping(producing a plan map of the rock types, structure and alteration), rock chip geochemical sampling (sample of soil, rock, silt, water or vegetation analyzed to detect the presence of valuable metals or other metals which may accompany them (e.g., Arsenic may indicate the presence of gold)), a ground magnetic survey, and a Controlled Source Magneto Telluric survey(recording variations in a generated electrical field using sophisticated survey methods).


A five or six hole drilling program is planned for summer, 2004. The total cost of this program is estimated to be $100.000.


The Bruner mining district is underlain by a sequence of intermediate to felsic Tertiary volcanic rocks (which are quartz-rich rocks derived from volcanoes and deposited between two and sixty-five million years ago) including ash flow tuffs, tuffaceous sediments, and flows. A volcanic center, the origin of major volcanic activity, is thought to underlay the district, with associated silicic domes (a convex landform created by extruding quartz-rich volcanic rocks) and plugs (landform similar to a dome, but smaller) intruding the volcanic section. The exposed stratigraphic section measures over 2,500 feet in thickness. The "Duluth Tuff", a variably crystal rich ash flow tuff is the host for gold and silver mineralization. Flow banded silicic volcanics, volcanoclastics (coarse, unsorted sedimentary rock formed from volcanic rocks) and andesite underlie the tuff and flow-banded rhyolite overlies the host unit. Two generations of intrusive rocks have been described within the district. Ore in the Bruner district is hosted by vuggy, fractured, quartz-adularia (potassium-rich alternation mineral)-veined and/or stockworked tuff. Mineralization is primarily fault controlled, although some disseminated values do occur.


***See Map 2***

VERNAL PROJECT: The property is located approximately 140 miles east-southeast of Reno, Nevada on the west side of the Shoshone Mountains. Access from Fallon, the closest town of any size, is by 50 miles of paved highway and 30 miles of gravel roads.


We hold the property via 12 unpatented mining claims (240 acres). We have an option on the property with MinQuest, Inc., a Nevada Corporation, which terminates if, prior to July 25, 2008, we fail to make any payments when due to MinQuest, Inc. or complete property expenditures as required by the option. The option will have been fully exercised, and we can earn a 100 percent interest in these claims if we make payments to MinQuest of $22,500 and spend $250,000 in exploration over a five year period ending July 25, 2008. . To date we have paid MinQuest $2,500 with respect to the Vernal property, and we owe an additional $20,000 which is due in four equal annual installments commencing on July 25, 2004. To date, we have spent $20,000 on exploration of the Vernal property, and we are obligated to spend another $205,000 over the next four years as follows:
$25,000 by July 25, 2004 and $50,000 by each of July 25,  2005,  2006,  2007 and
2008. As noted below, we expect to spend an estimated $30,000 in the summer of 2004 on trenching and additional geochemical sampling. A three percent NSR production royalty is retained by MinQuest.


Historical work includes several short audits constructed on the property between 1907 and 1916. There appears to have been little or no production. There is no drilled resource on our claims.


Our exploration of the Vernal property to date has consisted of geologic mapping and rock chip geochemical sampling. Trenching and additional geochemical sampling is planned for the summer of 2004. The estimated total cost through trenching is $30,000.

The Vernal property is underlain by a thick sequence of Tertiary age rhyolitic volcanic rocks including tuffs, flows and intrusives. A volcanic center is thought to underlie the district, with an intruding rhyolite plug dome (a domal feature formed by the extrusion of viscous quartz-rich volcanic rocks) thought to be closely related to mineralization by the geologist of Amselco, the U.S. subsidiary of a British company exploring the Vernal property, who in 1983 mapped, sampled and drilled the Vernal property. A 225 feet wide zone of poorly outcropping quartz stockworks (a multi-directional quartz veinlet) and larger veining trends northeast from the northern margin of the plug. The veining consists of chalcedony containing 1-5% pyrite. Clay alteration of the host volcanics is strong. Northwest trending veins are also present, but very poorly exposed. Both directions carry gold values. Scattered vein float is found over the plug. The most significant gold values in rock chips come from veining in tuffaceous rocks north of the nearly east-west contact of the plug. This area has poor exposure, but sampling of old dumps and pits show an open-ended gold anomaly that measures 630 feet by 450 feet.


***See Map 3***

MOSS MINE PROJECT: The project area is 10 miles east of Bullhead City, Arizona and approximately 70 miles southeast of Las Vegas, Nevada. Access is via gravel roads from Bullhead City.


We hold the property via 65 unpatented mining claims and 7 patented claims(1300 total acres). The unpatented claims are held under a lease/purchase agreement with MinQuest, Inc., a Nevada Corporation. We have earned a 100 percent interest in these claims by paying MinQuest a one time lease fee of $50,000. A three percent NSR production royalty is retained by MinQuest. The patented claims are held collectively by numerous owners within an extended family, and we have the right to purchase these patented claims from these owners under the terms of a letter of intent which is discussed in the subsequent section titled "Letter of Intent".


The Moss Mine was the first gold discovery made in the Oatman district. Discovered in 1864, the mine was worked discontinuously through the 1930's. Production records are very poor, with past writers listing production equal to or greater than $250,000. The mine lay idle until the early 1980's when a number of mining companies explored the district. These companies included Billiton Minerals, Magma Copper, Golconda Resources and Addwest Minerals.

Our exploration of the Moss Mine project has consisted of geologic mapping, vein geochemical sampling and drill testing of the identified veins. Drilling is in progress. Total project exploration cost is estimated to be $500,000.


Phase 1 drilling has been completed at the Moss Mine Project. A total of 36 holes were drilled totaling 2,471 meters (8,107 feet). Geochemical results of gold and silver assaying are currently being collected, plotted and cross-sections constructed. Final results are still pending, and we expect to have results by September 2004.

The project area is underlain by Tertiary quartz monzonite (a coarsely crystalline rock composed primarily of the minerals quartz, plagioclase and orthoclase) intruding tertiary volcanics. Precambrian basement rocks underlie the volcanics. The veins consist of quartz-calcite and lesser adularia. The principal vein is up to 45 feet thick and can be followed on surface for over 5,000 feet. The hanging wall of the veins commonly have several tens of feet of stockwork veining. Gold values are somewhat erratic, but appear to be highest in the thicker and deeper parts of the vein explored to date.

***See Map 4***

MINQUEST AGREEMENT

An agreement with Minquest, Inc. gives us the right to purchase 100% of the mining interests of two Nevada mineral exploration properties currently controlled by MinQuest, a natural resource exploration company. Together, these two properties consist of 28 mining claims on a total of 560 acres in the northwest trending Walker Lane located in western Nevada. We also entered into a letter of intent in November 2003 to purchase a 100% interest in a mining property located in the historic Oatman gold mining district. The property is located some 5 miles northwest to the town of Oatman, with Kingsman, Arizona to the east, Laughlin, Nevada to the west and Las Vegas, Nevada to the north.

Simultaneous with the execution and delivery of the Property Option Agreement, we paid MinQuest $12,500. In order to earn a 100% interest in these two properties, we must pay MinQuest, Inc. and incur expenditures relating to mining operations in accordance with the following schedule: (i) on or before July 25, 2004, $20,000 to MinQuest and $75,000 in expenditures; (ii) on or before July 25, 2005, $20,000 to MinQuest and an additional $100,000 in expenditures; (iii) on or before July 25, 2006, $20,000 to MinQuest and an additional $100,000 in expenditures; (iv) on or before July 25, 2007, $20,000 to MinQuest and an additional $100,000 in expenditures; and (v) on or before July 25, 2008, an additional $125,000 in expenditures. If we have not incurred the requisite expenditures to maintain our option in good standing, we have a 60-day period subsequent to July 25th to make such payment along with such amount which shall be deemed to have been an expenditure incurred by us during such period. Since our payment obligations are non-refundable, if we do not make any payments, we will lose any payments made and all our rights to the properties. If all said payments are made, then we will acquire all mining interests in the property, subject to MinQuest retaining a 3% royalty of the aggregate proceeds received by us from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties. Pursuant to the Property Option Agreement, we have a one-time option to purchase up to 2% of MinQuest's royalty interest at a rate of $1,000,000 for each 1%. We must exercise our option 90 days following completion of a bankable feasibility study of the Bruner and Vernal properties, which, as it relates to a mineral resource or reserve, is an evaluation of the economics for the extraction (mining), processing and marketing of a defined ore reserve that would justify financing from a banking or financing institution for putting the mine into production.


With the expertise provided by our Board of Directors and consulting geology professionals, all of whom have been compensated by way of the company stock option plan, we now have the expertise required to decide if we should invest in a particular project. This decision will be based on information that will be provided by the vendor or the project and by information collected by our experts through independent due diligence, and include at least the following:

*        A  description  of the project and the  location of the  property;

*        The  lands  that  will  be  subject  to the  exploration  project;

* The royalties, net profit interest or other charges applicable to the subject lands;

*        The  estimated  cost  of any  geophysical  work  contemplated;  and

* The estimated acquisition costs, exploration costs and development costs of the property.


In July 2003, members of our Board of Directors and geology team made an onsite inspection of both properties optioned by the company from MinQuest. From this visit, an exploration plan was determined and a schedule to begin work on the properties was organized to commence in the month of September 2003. On September 19, 2003 the company announced that an exploration program consisting of geologic mapping and surface geochemical sampling was underway on the Bruner property and that a Global Positioning System geophysical survery (electrical, magnetic and other means used to detect features, which may be associated with mineral deposits) conducted on the ground was scheduled for later that month. Such a survey measures the magnetic variations within the underlying rocks. Since then, a ground magnetics survey and detailed mapping and rock sampling of the western portion of the claim block on the Bruner property has been completed. The rock sampling is a collection of a series of small chips over a measured distance, which is then submitted for a chemical analysis, usually to determine the metallic content over the sampled interval. The magnetics indicate the presence of northwesterly and northerly trending faults under the pediment cover that may host gold mineralization. A fault, which is a break in the rock along which the movement has taken place, are often the sites for the deposition of metallic rich fluids. A pediment cover is a broad, gently sloping surface at the base of a steeper slope. Geologic mapping of rocks exposed in the western portion of the Patriot held claims show several small quartz bearing structures trending northwest and dipping steeply to the northeast. These small structures are thought to be related to a much larger vein, often filled with quartz, contained within a fault or break in the rock (a fault-hosted vein system) under gravel cover in the broad valley south of the mapping. Approximately 1 square mile of ground magnetics was completed at Bruner. The survey was done on 50 meter spaced lines, run north-south using a GPS controlled Geometrics magnetometer, which is the geophysical instrument used in collecting magnetic data with an attached GPS that allows the operator to more precisely determine the location of each station where the magnetic signature is taken. . The interpretation shows numerous northwest and north-south trending magnetic lows associated with faults. Magnetic lows may be indicative of a destruction of magnetic minerals by later hydrothermal (hot water) fluids that have come up along these faults. These hydrothermal fluids may in turn have carried and deposited precious metals such as gold and/or silver. To the southeast, under gravel cover (where there is no exposure of rock at the surface), is a much more continuous northwest trending feature that has not been drill tested, and data is sufficiently encouraging that an expanded CSMT survey is recommended to trace these structures in the third dimension. Three or four north-south lines of CSMT are scheduled and further work is ongoing. A CSMT survey is an electromagnetic method used to map the variation of the Earth's resistance to conduct electricity by measuring naturally occurring electric and magnetic fields at the Earth's surface.


At the Vernal property, mapping (the process of laying out a grid on the land for area identification where samples are taken) and sampling (the process of taking small quantities of soil and rock for analysis) has been initiated. Mapping is the process where. Poorly exposed narrow masses of rock intersecting other rocks and filling inclined or vertical fractures with quartz minerals (quartz veining) in volcanic rock that has been sampled and submitted to a chemical laboratory for analysis. Additional mapping and sampling is ongoing.


LETTER OF INTENT FOR THE MOSS MINE PROPERTY

In November 2003 we executed a letter of intent to purchase a 100% interest in the Moss Mine property located in the historic Oatman gold mining district. Work already completed on this property includes a pre-feasibility study as well as 36,000 feet of primarily reverse circulation drilling which was done over twenty years ago. Reverse circulation drilling is a less expensive form of drilling that does not allow for the recovery of a tube or core of rock, in which the material is brought up from depth as a series of small chips of rock that are then bagged and sent in for analysis. Though this is a quicker and cheaper method of drilling, reverse circulation drilling does not necessarily give as much information about the underlying rocks

The letter of intent grants us an exclusive right to close on the purchase of the property for six months from the date the contract is executed.

On February 19, 2004, we executed a formal agreement to purchase the property for $350,000. We deposited $25,000 with the title company as escrow agent and three months after signing we deposited an additional $25,000. When the escrow agent receives signature pages from the 10 sellers, the initial $25,000 deposit shall be delivered to the seller. On the 3-month anniversary from when we signed the definitive agreement, the second $25,000 belongs to the seller. On or before the 6-month anniversary from when we signed the definitive agreement, the balance of $300,000 is due to the seller.


Seller has delivered to us all information in their possession regarding the property. During the six month period after the signing of the definitive agreement we have the right to conduct our due diligence on the property and if we decide not to proceed we have to give the Seller and escrow agent notice no less than 10 days prior to the six-month anniversary of our intention not to close. During this period we cannot perform mining or remove any ore from the property. We are responsible for all costs and expenses associates with the purchase of the property, including escrow fees, cost of feasibility study, charges resulting from any tests, environmental assessments reports or surveys, and any exploration activity costs. Once we have concluded our analysis and have determined that it is feasible to close on the purchase of the property, doing so will give us full rights to begin mining operations.

FINANCING

In July 2003 we completed a private placement of shares and warrants which generated an aggregate of $367,500 in proceeds, and the private placement we closed in November 2003 generated $1,080,000 in gross proceeds. In addition, a further $1,723,650.00 was obtained from the exercise of stock options issued under the company's stock option plan. With the funds currently held by the company, we are adequately funded for all work programs and option commitments for the next 12 months. Whether or not we will need to raise further funding will be dependent on the outcome of work programs currently underway, and whether we pursue additional prospects.


COMPETITION

The natural resource industry is highly competitive in all its phases. Properties in which we have an interest will encounter strong competition from many other natural resource companies, including many that possess substantial financial resources, in acquiring economically desirable producing properties and exploratory drilling prospects, and in obtaining equipment and labor to operate and maintain their properties.

We feel that our competitive position compared to other resource exploration companies is quite good. Many junior resource companies generally have very little available capital for securing properties of merit, and also lack the necessary capital required to start or carry on a work program that would be needed to advance the property. These work programs can cost many hundreds of thousands of dollars, and can sometimes even run into the millions. On a relative basis, having raised over $3 million dollars through private placements and the exercise of options, we are now funded with the necessary capital to compete for even the most desirable properties and the resources to implement work programs on the properties that we have secured. With our qualified and experienced board of directors and group of consultants, who between them have over 90 years of direct experience working in the geology, mining, and related financial sectors, we have an outstanding management team that can appraise each opportunity so as to obtain the best value for our shareholders investment. Many junior resource companies feel themselves lucky to have only one such expert on their board, let alone three, and with the addition of our consulting geologist, we have four veteran resource experts who have experience working at and in many cases leading exploration projects and mining development projects in many locations all around the globe. We feel this positions us favorably in front of most other junior resource exploration and mining companies.

GOVERNMENT REGULATION

The federal government and various state and local governments have adopted laws and regulations regarding the protection of natural resources, human health and the environment. We will be required to conduct all exploration activities in accordance with all applicable laws and regulations. These may include requiring working permits for any exploration work that results in physical disturbances to the land and locating claims, posting claims and reporting work performed on the mineral claims. The laws and regulations may tell us how and where we can explore for natural resources, as well as environmental matters relating to
exploration  and  development.   Because  these  laws  and  regulations   change
frequently, the costs of compliance with existing and future environmental regulations cannot be predicted with certainty.

Any exploration or production on United States Federal land will have to comply with the Federal Land Management Planning Act which has the effect generally of protecting the environment. Any exploration or production on private property, whether owned or leased, will have to comply with the Endangered Species Act and the Clean Water Act. The costs of complying with environmental concerns under any of these acts varies on a case by case basis. In many instances the cost can be prohibitive to development. Environmental costs associated with a particular project must be factored into the overall cost evaluation of whether to proceed with the project.

There are no costs to us at the present time in connection with compliance with environmental laws. However, since we do anticipate engaging in natural resource projects, these costs could occur at any time. Costs could extend into the millions of dollars for which we could be liable. In the event of liability, we would be entitled to contribution from other owners so that our percentage share of a particular project would be the percentage share of our liability on that project. However, other owners may not be willing or able to share in the cost of the liability. Even if liability is limited to our percentage share, any significant liability would wipe out our assets and resources.


Permits for drilling at the Moss Mine Project have been obtained from the Arizona Department of Water Resources, Phoenix, Arizona. The "Intention to Drill Wells" permits were issued February 5, 2004.


EMPLOYEES

We have  commenced  only  limited  operations.  Therefore,  we have no full time
employees.   Our  sole  officer  and  three  directors   provide   planning  and
organizational services for us on a part-time basis.

                             DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate office at #501-1775 Bellevue Avenue, West Vancouver, British Columbia, Canada, V7V 1A9. This office space is an office sharing arrangement being provided as an accommodation to us by our former officer - where we can receive mail and perform other minimal corporate functions. It is being provided without any cost or expense to us. As our business operations grow, it will be necessary for us to seek appropriate office space. Management believes suitable office space will be available when it is needed.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, our directors or officers, primarily with respect to the future operating performance of Patriot Gold Corp. and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, but are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.


OVERVIEW


As a natural resource exploration company our focus is to locate prospective properties that may host mineral reserves that could eventually be put into mining production. With this in mind, we have to this date identified and secured several properties in the Walker Lane area of Nevada, and are working to acquire a property in the historic Oatman mining district of Arizona. With adequate funding to meet all our obligations on our current projects, as well as those of any that are currently under review for acquisition, and a highly qualified and well motivated management team, we are well positioned to carry out the operations of a natural resource exploration company.

We do not intend to use any employees, with the exception of part-time clerical assistance on an as-needed basis. Outside advisors, attorneys or consultants will only be used if they can be obtained for a minimal cost or for a deferred payment basis. Management is confident that it will be able to operate in this manner and continue during the next twelve months.


PLAN OF OPERATION

During the twelve-month period ending May 31, 2005, we plan to continue to establish reserves on our properties and to actively look for new prospective properties in the United States. The funds in our treasury are sufficient to meet all planned activities as outlined below, with a significant contingency margin. As a result of this, we do not expect to enter into any new financing arrangements during the next twelve months (ending May 31, 2005).

We continue to run our operations with the use of contract operators, and as such do not anticipate a change to our company staffing levels. We remain focused on keeping the staff compliment, which currently consists of our three directors and one investor relations person, at a minimum to conserve capital. Our staffing in no way hinders our operations, as outsourcing of necessary operations continues to be the most cost effective and efficient manner of conducting the business of the company.

We do not anticipate any equipment purchases in the next twelve months (ending May 31, 2005).

Following is an overview of the project work to date, as well as anticipated work for the next twelve months. Specific dates when work will begin, and how long it will take to complete each step is problematic because of the variables of weather, availability of work crews for a particular type of work, and the results of work that is planned, the outcome of which will determine what the next step on that project will be.

BRUNER AND VERNAL PROJECTS.

We expect that we will have fulfilled our exploration commitments with respect to both Bruner and Vernal projects of $75,000 for the period ending July 25, 2004. Surveys (geology and geophysics) have been done showing likely areas for drilling. A drill program is being formulated, and the planned timeframe for this will depend on the seasonal weather and availability of work crews. We expect to begin a drill program before October 2004, crews permitting, and this program should last into the late fall of 2004. At the end of this Fall drill program, we will need to wait for the technical results of the program before we can plan the future work programs for winter/spring of 2005. We are committed to incurring the expenditures of $100,000 by July 25, 2005.

MOSS MINE PROJECT.

We have done considerable drilling on the Moss Mine Project claims. A total of 36 holes were drilled totaling 8,107 feet. The easternmost section of the property is where surface gold mineralization is present, and thirty reverse circulation holes were drilled there bringing the drill coverage on this claim to the second highest of all the claims in the project with the exception of the Williams Main Zone. The coverage on this eastern section is generally 2 or 3 holes on 100-foot profiles (sections) testing grades and widths from 50 to 250 feet down dip.

Limited drilling was carried out on the Williams western area, and the results obtained were generally in line with the values obtained by previous operators. Geological information obtained may now provide a structural explanation for the lack of success obtained here to date by previous operators.

A study of all drilling results at the Moss Mine indicates a tendency for total gold content to increase with intercept depth. Approximately 60% of the deeper holes have better intercepts than shallow holes. An example from the Patriot drilling tests the vein over a vertical extent of 300 feet. In this example the gold content nearly doubles between Hole AR-5 and Hole AR-23.

The most significant mining at Moss occurred on narrow veins that trend sub-parallel to the Moss Mine vein and dip steeply northerly. These veins should intersect the Moss Mine vein at depth. The deepest vein intercepts at Moss are less than 400 feet. The Ruth vein should intersect the Moss Mine vein at 800-900 feet below the surface. If the Moss Mine vein is the feeder for the Ruth vein it may contain similar gold values at that level. The Moss Mine vein needs drill testing to a depth of 900 feet to determine its potential to contain high-grade gold mineralization.

The economics of a deposit of this size and grade warrant a Scoping Study level investigation. This could be done at a cost of approximately $50,000. Adit samples are being forwarded to Vancouver to test its heap leaching potential. The next step is estimation of its high grade underground potential. Models are under review as a basis for a revised drilling plan, and discussions are underway to plan out when the next work programs will be scheduled. We expect that the plans for this next phase should be complete by late September 2004, and if it is decided to proceed with drilling, we anticipate that by mid to late October of 2004 crews may be available, and the conditions on the property more hospitable, for the program to commence. The length of the drilling program is difficult to estimate due to the depth of the drilling and a range of problems that may be encountered during the process. However, we planned for a 3 month period for this process.

RESULTS OF OPERATIONS

During the three and nine months ended February 29, 2004, we incurred a net loss of $1,139,994 and $2,636,551, respectively compared to a net loss of $1,400 and $16,225, for the comparative periods in 2003. During the years ended May 31, 2003 and 2002, we incurred a net loss of $23,302 and $2,630, respectively. Until the execution of the Property Option Agreement with Minquest, we had no operations, so our net loss for the three and nine months ended February 28, 2003 and the two years ended May 31, 2003 and 2002 were a result of professional services and administrative expenses.

REVENUES


We had no revenues for the three and nine months ended February 29, 2004 and February 28, 2003 and for the two years ending May 31, 2003 and 2002.


COST OF REVENUES


There was no cost of revenue for the three and nine months ended February 29, 2004 and February 28, 2003 and for the two years ending May 31, 2003 and 2002.


GENERAL AND ADMINISTRATIVE EXPENSES

For the three and nine months ended February 29, 2004, general and administrative expenses (G&A) were $930,297 and $2,384,097, respectively, compared to $1,400 and $16,225 for the three and nine months ended February 28, 2003. For the years ended May 31, 2003 and 2002, general and administrative expenses were $11,215 and $2,630. The increase in G&A expenses from 2002 to 2003 is largely attributable to $2,136,543 in consulting fees as a result of the issuance of stock options. We expect such expenses to continue in future periods. As of July 6, 2004, the Company has received approximately $3.66 million for the exercise of stock options granted to consultants.


The value indicated above with regard to the consulting fees was arrived at because of the stock options being issued at a discounted price to what the then current market price of the stock was. This was necessary in order to attract the best consultants in the field of geology, ground operations, corporate development, and financial management to work for the company, without having to compensate them by way of cash paid directly from the funds that we had raised for project operations. Many of these consultants have already exercised these options, and the result is a realization of addition funds collected by the company.


LIQUIDITY AND CAPITAL RESOURCES


Our balance sheet as of February 29, 2004 reflects assets of $3,108,189 consisting of $3,105,509 in cash, $1,098 in receivables and $1,582 in prepaid expenses. Total liabilities on the balance sheet as of February 29, 2004 reflect current liabilities of $30,054, consisting of accounts payable.

Cash and cash equivalents from inception to date have been insufficient to provide the operating capital necessary to operate. In November 2003 we issued 864,000 shares of common stock and 864,000 Class A warrants, 864,000 Class B warrants, 864,000 Class C warrants and 864,000 Class D warrants. This private offering generated gross proceeds of $1,080,000.00. The Class A-1 warrants are exercisable on November 27, 2004 for a period of five years at an exercise price of $1.40 per share of common stock; the Class B-1 warrants are exercisable on November 27, 2005 for a period of four years at an exercise price of $1.45; the Class C-1 warrants are exercisable on November 27, 2006 for a period of three years an at exercise price of $1.50; and the Class D-1 warrants are exercisable on November 27, 2007 for a period of two years at an exercise price of $1.55. The Company has the right, in its sole discretion, to accelerate the exercise date of the warrants, to decrease the exercise price of the warrants and/or extend the expiration date of the warrants.

During the nine months ended February 29, 2004, $1,895,825 was obtained from the exercise of stock options issued under our stock option plan.

GOING CONCERN CONSIDERATION


As indicated in the accompanying balance sheet, as of February 29, 2004 we had $3,105,509 in cash available and accounts payable of $30,054. The cash was a result of private placements from which the Company raised $1,447,500 and from the exercise of stock options from which the Company received $1,895,825. Management believes that the gross proceeds from the private placements and from the exercise of stock options will be sufficient to continue our planned activities until May 31, 2005, the end of our next fiscal year. However, we anticipate generating losses and therefore we may be unable to continue operations in the future as a going concern. In addition, if we want to maintain our interest in the MinQuest property,on or before July 25, 2004 we are required to incur no less than $75,000 in expenditures in connection with mining operations as well as paying MinQuest $20,000. Our plans to deal with this uncertainty include raising additional capital or entering into a strategic arrangement with a third party. There can be no assurance that our plans can be realized. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities that could result should be unable to continue as a going concern.


We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Accordingly, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction, proposed transaction or series of transactions in which the amount involved exceeded $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Our directors are party to a Shareholders' Agreement pursuant to which they agreed to vote the 3,000,000 shares they each received from Bruce Johnstone for each other. They also agreed not to sell or otherwise dispose of such shares.

There are no promoters associated or involved with the company. We have a single individual who acts as an investor relations person to answer questions received from phone callers. This individual has been compensated by way of stock options under the company stock option plan. We have also hired Shareholder.com, a fulfillment service provider, to collate all requests to the company for investor information and to send out to these requests, an informational pamphlet created by us, and supplied to Shareholder.com for distribution.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the Over the Counter Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "PGOL.OB". The Over the Counter Bulletin Board does not have any quantitative or qualitative standards such as those required for companies listed on the Nasdaq Small Cap Market or National Market System. The high and low bid prices for our common stock for the periods indicated below are as follows:

YEAR     QUARTER            HIGH             LOW

2000     Fourth                0               0
2001     First                 0               0
2001     Second                0               0
2001     Third                 0               0
2001     Fourth             0.01            0.01


YEAR     QUARTER            HIGH             LOW

2002     First               0.01           0.01
2002     Second              0.01           0.01
2002     Third               0.01           0.01
2002     Fourth              0.01           0.01
2003     First               0.01           0.01
2003     Second              1.05           0.01
2003     Third               2.03           1.02
2003     Fourth              2.05           1.30

2004     First               2.70           1.88

The  above   quotations   reflect  the   inter-dealer   prices   without  retail
mark-up,mark-down or commissions and may not represent actual transactions.

OUR TRANSFER AGENT

We have appointed Holladay Stock Transfer, Inc., with offices at 2939 North 67th Place, Scottsdale, Arizona, 85215, phone number 480-481-3940, as transfer agent for our shares of common stock. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.


As of July 15, 2004, the shareholders' list of our common shares showed 108 registered shareholders and 29,279,400 shares outstanding.


Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans that were approved by our shareholders.

Set forth below is certain information as of May 31, 2003, the end of our most recently completed fiscal year, regarding equity compensation plans that have not been approved by our stockholders.


EQUITY COMPENSATION PLANS NOT APPROVED BY STOCKHOLDERS - AS OF MAY 31, 2004

              Plan Category          Number of securities to be   Weighted average exercise    Number of securities
                                      issued upon exercise of        price of outstanding
                                   outstanding options, warrants           options,          remaining available for
                                             and rights              warrants and rights         future issuance
       ----------------------------------------------------------------------------------------------------------------

       2003 Stock Option Plan               5,240,000(1)                    $0.72                    306,000

(1) Since the plan provides for appropriate adjustments in the event of stock splits and other similar events, when our common stock was forward split on June 17, 2003, a corresponding adjustment was made to the option plan. Accordingly, as of June 17, 2003 there were 2,546,000 shares available for issuance under the Stock Option Plan. On September 22, 2003, we amended our Stock Option Plan by increasing the number of shares available for issuance under the plan to 5,546,000 shares

As of May 6, 2004, there were a total of 5,240,000 options granted under the plan with exercise prices ranging from $0.05 per share to $1.50 per share.

The following discussion describes material terms of grants made pursuant to the stock option plans:

Pursuant to the 2003 Stock Option Plan, grants of shares can be made to employees, officers, directors, consultants and independent contractors of non-qualified stock options as well as for the grant of stock options to employees that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 ("Code") or as non-qualified stock options. The Plan is administered by the Option Committee of the Board of Directors (the "Committee"), which has, subject to specified limitations, the full authority to grant options and establish the terms and conditions for vesting and exercise thereof. Currently the entire Board functions as the Committee.

         In order to exercise an option granted under the Plan, the optionee must pay the full exercise price of the shares being purchased. Payment may be made either: (i) in cash; or (ii) at the discretion of the Committee, by delivering shares of common stock already owned by the optionee that have a fair market value equal to the applicable exercise price; or (iii) with the approval of the Committee, with monies borrowed from us.

         Subject to the foregoing, the Committee has broad discretion to describe the terms and conditions applicable to options granted under the Plan. The Committee may at any time discontinue granting options under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of an optionee, make such modification of the terms and conditions of such optionee's option as the Committee shall deem advisable.

                             EXECUTIVE COMPENSATION


We have not paid, nor do we owe, any compensation to our executive officer for the year ended May 31, 2003 and 2004. We have not paid any compensation to our officers for the last three fiscal years.


We have no employment agreements with any of our executive officers or employees.

On June 12, 2003, we issued 13,500,000 Series A 7% Redeemable Preferred Shares to Mr. Bruce Johnstone, who was our sole officer and a director from October 2002 until July 2003. Mr. Johnstone exchanged all his preferred shares for 13,500,000 shares of common stock. Of said shares, he transferred 3,000,000 to each of our current directors.


Bruce Johnstone, our sole officer as of the end of our fiscal year ended May 313, 2003, was not granted any options or SARs. Except as provided below, none of our executive officers was granted any options or SARs during the fiscal year ended May 31, 2004.

The following table sets forth information with respect to compensation we paid up to and including the fiscal year ended May 31, 2004 to our executive officers and directors.


                                          SUMMARY OF ANNUAL COMPENSATION
                        Annual Compensation                                 Long-term compensation
                                                                Awards                                  Payouts
--------------- ------ --------- ---------- --------------- ------------ ------------------ ---------- ---------------
Names      and         Salary    Bonus      Other   annual  Restricted   Securities         LTIP       All      other
Principal              ($)       ($)        compensation    stock        underlying         payouts    compensation
position                                    ($)             award(s)     options/SARs(#)    ($)        ($)
                                                            ($)
--------------- ------ --------- ---------- --------------- ------------ ------------------ ---------- ---------------
--------------- ------ --------- ---------- --------------- ------------ ------------------ ---------- ---------------
Ron Blomkamp           NA        NA         NA              NA           200,000 (1)        NA         NA
President,
Chief
Executive  and
Financial
Officer    and
Director
--------------- ------ --------- ---------- --------------- ------------ ------------------ ---------- ---------------
Robert      A.         NA        NA         NA              NA           200,000 (2)        NA         NA
Sibthorpe
Director
--------------- ------ --------- ---------- --------------- ------------ ------------------ ---------- ---------------
Robert      D.         NA        NA         NA              NA           100,000 (3)        NA         NA
Coale
Director
--------------- ------ --------- ---------- --------------- ------------ ------------------ ---------- ---------------

None of our officers and directors have received any other compensation from us other than as indicated above.

(1) Ron Blomkamp, who became our sole executive officer and a Director in July 2003, was granted the right to purchase an aggregate of 200,000 options pursuant to the 2003 Stock Option Plan.
(2) Robert A. Sibthorpe, who became a director in June 2003, was granted the right to purchase an aggregate of 200,000 options pursuant to the 2003 Stock Option Plan.

(3) Robert D. Coale, who became a director in June 2003, was granted the right to purchase an aggregate of 100,000 options pursuant to the 2003 Stock Option Plan.


                                OPTION/SAR GRANTS
                               (INDIVIDUAL GRANTS)

----------------------------- -------------------------- -------------------- --------------- ------------------------
                                Number Of Securities      Percent Of Total
                               Underlying Options/SARs      Options/SARs
                                     Granted (#)             Granted To        Exercise or
                                         (b)                Employees In        Base Price

            Name                                          Fiscal Year Ended       ($/Sh)          Expiration Date
            (a)                                           May 31, 2004 (c)         (d)                  (e)

----------------------------- -------------------------- -------------------- --------------- ------------------------

Ron Blomkamp                           200,000                   40%              $0.05               10/1/13

----------------------------- -------------------------- -------------------- --------------- ------------------------


Robert A. Sibthorpe                    200,000                   40%              $0.05               6/23/13

----------------------------- -------------------------- -------------------- --------------- ------------------------


Robert D. Coale                        100,000                   20%              $0.05               6/23/14

----------------------------- -------------------------- -------------------- --------------- ------------------------

                         AGGREGATE OPTION/SAR EXERCISES
                    AND FISCAL QUARTER END OPTIONS/SAR VALUES

------------------------------------ ------------------- -------------------- -------------------- -------------------
                                                                                   Number Of
                                                                                  Unexercised           Value Of
                                                                                  Securities          Unexercised
                                                                                  Underlying          In-The-Money
                                                                                Options/SARs At      Option/SARs At
                                      Shares Acquired                             FY-End (#)           FY-End ($)
                                        On Exercise        Value Realized        Exercisable/         Exercisable/
               Name                         (#)                  ($)             Unexercisable       Unexercisable
                (a)                         (b)                  (c)                  (d)                 (e)
------------------------------------ ------------------- -------------------- -------------------- -------------------


Ron Blomkamp                                 --                  --                 200,000

------------------------------------ ------------------- -------------------- -------------------- -------------------


Robert A. Sibthorpe                          --                  --                 200,000

------------------------------------ ------------------- -------------------- -------------------- -------------------


Robert D. Coale                              --                  --                 100,000

------------------------------------ ------------------- -------------------- -------------------- -------------------


(1) Based on the closing price for our common stock on May 31, 2004 of $0.85 per share.


Our officer and directors have no other arrangements from the company pursuant to which they received or are to receive any other compensation other than as indicated above.

                              FINANCIAL STATEMENTS


                               PATRIOT GOLD CORP.
                        (FORMERLY NORTHERN OSTRICH CORP.)
                         (AN EXPLORATION STATE COMPANY)

                                       -:-

                          INDEPENDENT AUDITOR'S REPORT

                              MAY 31, 2003 AND 2002

                                                     CONTENTS


                                                                                                          Page

Independent Auditor's Report...............................................................................F - 1

Balance Sheets
May 31, 2003 and 2002......................................................................................F - 2

Statements of Operations for the
   Year Ended May 31, 2003 and 2002 and the Cumulative Period
    June 1, 2000 (Inception of Exploration State) to May 31, 2003..........................................F - 3

Statement of Stockholders' Equity
   Since November 30, 1998 (Inception) to May 31, 2003.....................................................F - 4

Statements of Cash Flows for the
   Year Ended May 31, 2003 and 2002 and the Cumulative Period
   June 1, 2000 (Inception of Exploration State) to May 31, 2003...........................................F - 6

Notes to Financial Statements..............................................................................F - 7

                          INDEPENDENT AUDITOR'S REPORT

Patriot Gold Corp.
(Formerly Northern Ostrich Corp.)
(An Exploration State Company)

         We have audited the accompanying balance sheet of Patriot Gold Corp. (Formerly Northern Ostrich Corp.) (An Exploration State Company) as of May 31, 2003 and 2002, and the related statements of operations and cash flows for the two years ended May 31, 2003 and 2002 and the cumulative period June 1, 2000 (inception of exploration state) to May 31, 2003, and the statements of stockholders' equity since November 30, 1998 (inception) to May 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Patriot Gold Corp. (Formerly Northern Ostrich Corp.) (An Exploration State Company) as of May 31, 2003 and 2002, and the results of its operations and its cash flows for the years ended May 31, 2003 and 2002 and the cumulative period June 1, 2000 (inception of exploration state) to May 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                    Respectfully Submitted,


                                                    /s/ Robison, Hill & Co.
                                                    Certified Public Accountants

Salt Lake City, Utah
August 13, 2003

                               PATRIOT GOLD CORP.
                        (Formerly Northern Ostrich Corp.)
                         (An Exploration State Company)
                                 BALANCE SHEETS



                                                                                            May 31,
                                                                             --------------------------------------
                                                                                    2003                2002
                                                                             ------------------  ------------------

Current Assets - Cash & Cash Equivalents                                     $                -  $                -
                                                                             ------------------  ------------------

Total Assets:                                                                $                -  $                -
                                                                             ==================  ==================

Liabilities - Accounts Payable                                               $           14,059  $            6,816
                                                                             ------------------  ------------------

Stockholders' Equity:
   Preferred Stock, Par Value $.001
      Authorized 20,000,000 shares,
      No shares issued at May 31, 2003 and 2002                                               -                   -
  Common Stock, Par Value $.001
    Authorized 100,000,000 shares,
    Issued 15,230,400 shares at
    May 31, 2003 and 2002                                                                15,230              15,230
  Paid-In Capital                                                                        45,810              41,838
  Currency Translation Adjustment                                                        (4,274)            (16,361)
  Deficit Accumulated Since Inception of Exploration State                              (29,743)             (6,441)
  Retained Deficit                                                                      (41,082)            (41,082)
                                                                             ------------------  ------------------

     Total Stockholders' Equity                                                         (14,059)             (6,816)
                                                                             ------------------  ------------------

     Total Liabilities and
       Stockholders' Equity                                                  $                -  $                -
                                                                             ==================  ==================





   The accompanying notes are an integral part of these financial statements.

                               PATRIOT GOLD CORP.
                        (Formerly Northern Ostrich Corp.)
                         (An Exploration State Company)
                            STATEMENTS OF OPERATIONS


                                                                                                     Cumulative
                                                                                                       Since
                                                                                                    June 1, 2000
                                                                   For the Years Ended              Inception of
                                                                         May 31,                    Exploration
                                                          -------------------------------------
                                                                2003                2002               State
                                                          -----------------  ------------------  ------------------
Revenues                                                  $               -  $                -  $                -
Cost of Revenues                                                          -                   -                   -
                                                          -----------------  ------------------  ------------------

Gross Margin                                                              -                   -                   -

Expenses:

   General & Administrative                                          23,302               2,630              29,743

                                                          -----------------  ------------------  ------------------

Net Loss from Operations                                            (23,302)             (2,630)            (29,743)

Other Income (Expense)
   Interest, Net                                                          -                   -                   -
                                                          -----------------  ------------------  ------------------

     Net Loss                                             $         (23,302) $           (2,630) $          (29,743)
                                                          =================  ==================  ==================

Basic & Diluted loss per share                            $               -  $                -
                                                          =================  ==================












   The accompanying notes are an integral part of these financial statements.

                               PATRIOT GOLD CORP.
                        (Formerly Northern Ostrich Corp.)
                         (An Exploration State Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                              Deficit
                                                                                    Cumulative              Accumulated
                                                                                      Currency                 During
                                  Preferred Stock        Common Stock        Paid-In Translation  Retained Exploration
                                   Shares Par Value    Shares    Par Value   Capital  Adjustment   Deficit     State       Total
                                   ------   ------   -----------   -------   -------    -------    -------    -------   -----------
Balance at November 30, 1998         --     $ --            --     $  --     $  --      $  --      $  --      $  --     $      --
(inception)

November 30, 1998 Issuance of
  Stock for services and payment
  of accounts payable                --       --       1,000,000     1,000      --         --         --         --           1,000

April 1, 1999 Issuance of Stock
  for cash pursuant to private
  placement                          --       --       1,004,000     1,004    49,196       --         --         --          50,200

Net Loss                             --       --            --        --        --         --      (38,305)      --         (38,305)
Currency Translation Adjustment      --       --            --        --        --      (15,996)      --         --         (15,996)
                                   ------   ------   -----------   -------   -------    -------    -------    -------   -----------
Total Comprehensive Loss             --       --            --        --        --      (15,996)   (38,305)      --         (54,301)
                                   ------   ------   -----------   -------   -------    -------    -------    -------   -----------

Balance at May 31, 1999              --       --       2,004,000     2,004    49,196    (15,996)   (38,305)      --          (3,101)

Retroactive Adjustment for 1:7.6
   Stock Split June 17, 2003         --       --      13,226,400    13,226   (13,226)      --         --         --            --
                                   ------   ------   -----------   -------   -------    -------    -------    -------   -----------

Restated Balance May 31, 1999        --       --      15,230,400    15,230    35,970    (15,996)   (38,305)      --          (3,101)

Net Loss                             --       --            --        --        --         --       (2,777)      --          (2,777)
Currency Translation Adjustment      --       --            --        --        --         (489)      --         --            (489)
                                   ------   ------   -----------   -------   -------    -------    -------    -------   -----------
Total Comprehensive Loss             --       --            --        --        --         (489)    (2,777)      --          (3,266)
                                   ------   ------   -----------   -------   -------    -------    -------    -------   -----------

Balance at May 31, 2000              --       --      15,230,400    15,230    35,970    (16,485)   (41,082)      --          (6,367)

                               PATRIOT GOLD CORP.
                        (Formerly Northern Ostrich Corp.)
                         (An Exploration State Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                   (Continued)

                                                                                                              Deficit
                                                                                    Cumulative              Accumulated
                                                                                      Currency                 During
                                  Preferred Stock        Common Stock        Paid-In Translation  Retained Exploration
                                   Shares Par Value    Shares    Par Value   Capital  Adjustment   Deficit     State       Total
                                   ------   ------   -----------   -------   -------    -------    -------    -------   -----------
Contributed Capital                  --     $ --            --     $  --     $ 3,788   $  --      $  --      $  --      $     3,788

Net Loss                             --       --            --        --        --        --         --       (3,811)        (3,811)
Currency Translation Adjustment      --       --            --        --        --         172       --         --              172
                                   ------   ------   -----------   -------   -------   -------    -------    -------    -----------
Total Comprehensive Loss             --       --            --        --        --         172       --       (3,811)        (3,639)
                                   ------   ------   -----------   -------   -------   -------    -------    -------    -----------

Balance at May 31, 2001              --       --      15,230,400    15,230    39,758   (16,313)   (41,082)    (3,811)        (6,218)

Contributed Capital                  --       --            --        --       2,080      --         --         --            2,080

Net Loss                                      --            --        --        --        --         --       (2,630)        (2,630)
Currency Translation Adjustment      --       --            --        --        --         (48)      --         --              (48)
                                   ------   ------   -----------   -------   -------   -------    -------    -------    -----------
Total Comprehensive Loss             --       --            --        --        --         (48)      --       (2,630)        (2,678)
                                   ------   ------   -----------   -------   -------   -------    -------    -------    -----------

Balance at May 31, 2002              --       --      15,230,400    15,230    41,838   (16,361)   (41,082)    (6,441)        (6,816)

Contributed Capital                  --       --            --        --       3,972      --         --         --            3,972

Net Loss                                      --            --        --        --        --         --      (23,302)       (23,302)
Currency Translation Adjustment      --       --            --        --        --      12,087       --         --           12,087
                                   ------   ------   -----------   -------   -------   -------    -------    -------    -----------
Total Comprehensive Loss             --       --            --        --        --      12,087       --      (23,302)       (11,215)
                                   ------   ------   -----------   -------   -------   -------    -------    -------    -----------

Balance at May 31, 2003              --     $ --      15,230,400   $15,230   $45,810   $(4,274)   $(41,082)  $(29,743)  $   (14,059)
                                   ======   ======   ===========   =======   =======   =======    =======    =======    ===========

   The accompanying notes are an integral part of these financial statements.

                               PATRIOT GOLD CORP.
                        (Formerly Northern Ostrich Corp.)
                         (An Exploration State Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                     Cumulative
                                                                                                       Since
                                                                                                    June 1, 2000
                                                                   For the Years Ended              Inception of
                                                                         May 31,                    Exploration
                                                          -------------------------------------
                                                                2003                2002               State
                                                          -----------------  ------------------  ------------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                                  $         (23,302) $           (2,630) $          (29,743)
Adjustments to reconcile net loss to net
cash used in operating activities:
   Currency translation adjustment                                   12,087                 (48)             12,234
   Increase (Decrease) in accounts payable                            7,243                 598               7,669
   Issuance of common stock for expenses                                  -                   -                   -
                                                          -----------------  ------------------  ------------------
  Net Cash Used in operating activities                              (3,972)             (2,080)             (9,840)
                                                          -----------------  ------------------  ------------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash used in investing activities                                     -                   -                   -
                                                          -----------------  ------------------  ------------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from contributed capital                                     3,972               2,080               9,840
                                                          -----------------  ------------------  ------------------
Net Cash Provided by Financing Activities                             3,972               2,080               9,840
                                                          -----------------  ------------------  ------------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                                               -                   -                   -
Cash and Cash Equivalents
  at Beginning of Period                                                  -                   -                   -
                                                          -----------------  ------------------  ------------------
Cash and Cash Equivalents
  at End of Period                                        $               -  $                -  $                -
                                                          =================  ==================  ==================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                $                -  $               -  $                -
  Income taxes                                            $                -  $               -  $                -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES: None

   The accompanying notes are an integral part of these financial statements.

                               PATRIOT GOLD CORP.
                        (Formerly Northern Ostrich Corp.)
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED MAY 31, 2003 AND 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies for Patriot Gold Corp. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature of Operations and Going Concern

         The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

         Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company has incurred net losses of approximately $30,000 for the period from June 1, 2000 (inception of exploration state) to May 31, 2003 and requires additional financing in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

         The Company's future capital requirements will depend on numerous factors including, but not limited to, locating a merger or acquisition candidate and/or acquiring interests in various business opportunities.

         These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

         If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported expenses, and the balance sheet classifications used.

                               PATRIOT GOLD CORP.
                        (Formerly Northern Ostrich Corp.)
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED MAY 31, 2003 AND 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Organization and Basis of Presentation

         The Company was incorporated under the laws of the State of Nevada on November 30, 1998. On June 11, 2003, the Company changed its name to Patriot Gold Corp.

Nature of Business

         The Company has no products or services as of May 31, 2003. The Company operated from November 30, 1998 through approximately May 31, 2000 in the production of ostrich meat. On June 1, 2000, the Company ceased operations.

         The Company has recently decided to become a natural resource exploration company and will seek opportunities in this field. The Company anticipates engaging in the acquisition, exploration, and if warranted and feasible, development of natural resource properties. Since June 1, 2000, the Company is in the exploration state.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

                               PATRIOT GOLD CORP.
                        (Formerly Northern Ostrich Corp.)
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED MAY 31, 2003 AND 2002
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Foreign Currency Translation


         The Company's functional currency is the Canadian dollar and the reporting currency is the U.S. Dollar. All elements of financial statements are translated using a current exchange rate. For assets and liabilities, the exchange rate at the balance sheet date is used. Stockholders' Equity is translated using the historical rate. For revenues, expenses, gains and losses the weighted average exchange rate for the period is used. Translation gains and losses are included as a separate component of stockholders' equity. Gain and losses resulting from foreign currency transactions are included in net income.


Loss per Share

         The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                                                                     Per-Share
                                                              Income              Shares               Amount
                                                              ------              ------               ------
                                                           (Numerator)         (Denominator)

                                                                      For the Year Ended May 31, 2003
BASIC LOSS PER SHARE
Loss to common shareholders                             $          (23,302)          15,230,400  $                -
                                                        ==================  ===================  ==================

                                                                      For the Year Ended May 31, 2002
BASIC LOSS PER SHARE
Loss to common shareholders                             $           (2,630)          15,230,400  $                -
                                                        ==================  ===================  ==================

         There are no dilutive potential common stock equivalents as of May 31, 2003 and 2002. The effect of any outstanding common stock equivalents would be anti-dilutive for May 31, 2003 and 2002 and are thus not considered.

                               PATRIOT GOLD CORP.
                        (Formerly Northern Ostrich Corp.)
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED MAY 31, 2003 AND 2002
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Comprehensive Income

         The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Consolidated Statement of Stockholders' Equity. Comprehensive income is comprised of net income (loss) and all changes to capital deficit except those resulting from investments by owners and distribution to owners.

Stock Based Compensation


         The Company accounts for the fair value of its stock compensation grants in accordance with FASB Statement 123. The fair value of each stock option granted is estimated using the Black- Scholes option-pricing model.


NOTE 2 - INCOME TAXES

         As of May 31, 2003, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $70,825 that may be offset against future taxable income through 2022. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE 3 - EXPLORATION STATE COMPANY/ GOING CONCERN

         The Company has not begun principal operations and as is common with a company in the exploration state, the Company has had recurring losses. Continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to be successful in its planned activity, and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing, which will enable the Company to operate for the coming year.

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED MAY 31, 2003 AND 2002
                                   (Continued)

NOTE 4 - RELATED PARTY TRANSACTIONS

         As of May 31, 2003, all activities of the Company have been conducted by corporate officers from either their homes or business offices. There are no commitments for future use of the facilities.

NOTE 5 - STOCK OPTIONS

         Pursuant to a 2003 Stock Option Plan, grants of shares can be made to employees, officers, directors, consultants and independent contractors of non-qualified stock options as well as for the grant of stock options to employees that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 ("Code") or as non-qualified stock options. The Plan is administered by the Option Committee of the Board of Directors (the "Committee"), which has, subject to specified limitations, the full authority to grant options and establish the terms and conditions for vesting and exercise thereof. Currently the entire Board functions as the Committee.

         In order to exercise an option granted under the Plan, the optionee must pay the full exercise price of the shares being purchased. Payment may be made either: (i) in cash; or (ii) at the discretion of the Committee, by delivering shares of common stock already owned by the optionee that have a fair market value equal to the applicable exercise price; or (iii) with the approval of the Committee, with monies borrowed from us.

         Subject to the foregoing, the Committee has broad discretion to describe the terms and conditions applicable to options granted under the Plan. The Committee may at any time discontinue granting options under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of an optionee, make such modification of the terms and conditions of such optionee's option as the Committee shall deem advisable.


         On May 26, 2003, the Board of Directors approved a stock option plan whereby 2,546,000 common shares have been set aside for employees and consultants to be distributed at the discretion of the Board of Directors. As of May 31, 2003 and 2002, no stock options have been granted or are outstanding. Subsequent to year end, 2,365,000 stock options were granted to various directors and consultants for an exercise price ranging from $0.05 to $1.03 per share.

                               PATRIOT GOLD CORP.
                        (Formerly Northern Ostrich Corp.)
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED MAY 31, 2003 AND 2002
                                   (Continued)

NOTE 6 - COMMON STOCK TRANSACTIONS

         The Company was incorporated to allow for the issuance of up to 100,000,000 shares of $.001 par value common stock (as amended).

         At inception,  the Company issued  7,600,000  shares of common stock to its officers and directors for services performed and payments made on the Company's behalf during its formation. This transaction was valued at approximately $.001 per share or an aggregate approximate $1,000.

         On February 8, 1999, to provide initial working capital, the Company authorized a private placement sale of an aggregate of 7,600,000 (1,000,000 pre-split) shares of common stock at approximately $.05 per share. The private placement was completed April 1, 1999 and 7,630,400 shares were issued for approximately $50,200 in proceeds to the Company which were primarily used to pay operating expenses.

NOTE 7 - PREFERRED STOCK

         The Company has authorized a total of 20,000,000 shares of Series A 7% Redeemable Preferred Stock with a par value of $.001. As of May 31, 2003, no preferred shares were issued.

         The Corporation is under no obligation to pay dividends on the Series A Redeemable Preferred Stock, and the stock is redeemable at the option of the Company.

         In the event of any liquidation, dissolution or winding-up of the Corporation, the holders of outstanding shares of Series A Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to shareholders, before any payment shall be made to or set aside for holders of the Common Stock, at an amount of $.001 plus any unpaid and accrued dividends per share.

         A holder of Series A Preferred has the right to one vote per share in the case of matters provided for in the General Corporation Law of the State of Nevada or the Amended and Restated Articles of Incorporation or Bylaws to be voted on by the holders of the Series A Preferred Stock as a separate class. In the case of matters to be voted on by the holders of Common Stock and the holders of Series A Preferred voting together as a single class, each share of Series A Preferred, has full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock.

                               PATRIOT GOLD CORP.
                        (Formerly Northern Ostrich Corp.)
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED MAY 31, 2003 AND 2002
                                   (Continued)

NOTE 8 - SUBSEQUENT EVENTS

         On June 11, 2003, the Company filed amended articles of incorporation with the State of Nevada changing the Company's name to Patriot Gold Corp.

         On June 17, 2003, the Company approved a forward split at a rate of one for seven and six- tenths so that each share of common stock will be equal to
7.6 shares. All references to shares in the accompanying financial statements have been adjusted for the stock split.

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                                 BALANCE SHEETS
                                   (Unaudited)

                                                                                February 29,          May 31,
                                                                             ------------------  ------------------
                                                                                    2004                2003
                                                                             ------------------  ------------------
ASSETS:
Current Assets:
    Cash                                                                     $        3,105,509  $                -
    GST Receivables                                                                       1,098                   -
    Prepaid Expenses                                                                      1,582                   -
                                                                             ------------------  ------------------

Total Assets                                                                 $        3,108,189  $                -
                                                                             ==================  ==================


LIABILITIES & STOCKHOLDERS' EQUITY:
Current Liabilities:
    Accounts Payable                                                         $           30,054  $           14,059
                                                                             ------------------  ------------------



Stockholders' Equity:
   Preferred Stock, Par Value $.001
      Authorized 20,000,000 shares,
      No shares issued at February 29, 2004
      and May 31, 2003                                                                        -                   -
  Common Stock, Par Value $.001
    Authorized 100,000,000 shares,
    Issued 27,939,400 and 15,230,400 shares at
    February 29, 2004 and May 31, 2003                                                   27,939              15,230
  Paid-In Capital                                                                     5,757,572              45,810
  Currency Translation Adjustment                                                             -              (4,274)
  Deficit Accumulated Since Inception of Exploration State                           (2,666,294)            (29,743)
  Retained Deficit                                                                      (41,082)            (41,082)
                                                                             ------------------  ------------------

     Total Stockholders' Equity                                                       3,078,135             (14,059)
                                                                             ------------------  ------------------

     Total Liabilities and Stockholders' Equity                              $        3,108,189  $                -
                                                                             ==================  ==================



   The accompanying notes are an integral part of these financial statements.

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                                                          Cumulative
                                                                                                             Since
                                       For the Three Months               For the Nine Months            June 1, 2000
                                               Ended                             Ended                   Inception of
                                   February 29,     February 28,     February 29,     February 28,        Exploration
                                       2004             2003             2004             2003               State
                                 ----------------- --------------- ----------------- ---------------   -----------------
Revenues                         $               - $             - $               - $             -   $               -
Cost of Revenues                                 -               -                 -               -                   -
                                 ----------------- --------------- ----------------- ---------------   -----------------

Gross Margin                                     -               -                 -               -                   -

Expenses:
    Mining Costs                           119,697               -           162,454               -             162,454
   General & Administrative              1,020,297           1,400         2,474,097          16,225           2,503,840
                                 ----------------- --------------- ----------------- ---------------   -----------------

Net Loss from Operations                (1,139,994)         (1,400)       (2,636,551)        (16,225)         (2,666,294)

Other Income (Expense)
   Interest, Net                                 -               -                 -               -                   -
                                 ----------------- --------------- ----------------- ---------------   -----------------

     Net Loss                    $      (1,139,994)$        (1,400)$      (2,636,551)$       (16,225)  $      (2,666,294)
                                 ================= =============== ================= ===============   =================


Basic & Diluted loss per
    Share                        $          (0.04) $             - $          (0.11) $             -
                                 ================= =============== ================= ===============


Weighted Average Shares
    Outstanding                         27,854,785      15,230,400        24,930,951      15,230,400
                                 ================= =============== ================= ===============








   The accompanying notes are an integral part of these financial statements.

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                                     Cumulative
                                                                                                       Since
                                                                                                    June 1, 2000
                                                                For the Nine Months Ended           Inception of
                                                            February 29,        February 28,        Exploration
                                                                2004                2003               State
                                                          -----------------  ------------------  ------------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                                  $      (2,636,551) $          (16,225) $       (2,666,294)
Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities:
   Currency Translation Adjustment                                    4,274              12,930              16,508
   Compensation Expense of Stock Options                          2,277,646                   -           2,277,646
   Common Stock Issued for Services                                 103,500                   -             103,500

Change in Operating Assets and Liabilities:
   (Increase) Decrease in Receivables                                (1,098)                  -              (1,098)
   (Increase) Decrease in Prepaid Expenses                           (1,582)                  -              (1,582)
   Increase (Decrease) in Accounts Payable                           15,995                 723              23,664
                                                          -----------------  ------------------  ------------------

  Net Cash Used in Operating Activities                            (237,816)             (2,572)           (247,656)
                                                          -----------------  ------------------  ------------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
  Net Cash Used in Investing Activities                                   -                   -                   -
                                                          -----------------  ------------------  ------------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from Sale of Common Stock                                3,343,325                   -           3,343,325
Proceeds from Contributed Capital                                         -               2,572               9,840
                                                          -----------------  ------------------  ------------------

  Net Cash Provided by Financing Activities                       3,343,325               2,572           3,353,165
                                                          -----------------  ------------------  ------------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                                       3,105,509                   -           3,105,509
Cash and Cash Equivalents
  at Beginning of Period                                                  -                   -                   -
                                                          -----------------  ------------------  ------------------
Cash and Cash Equivalents
  at End of Period                                        $       3,105,509  $                -  $        3,105,509
                                                          =================  ==================  ==================

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                            STATEMENTS OF CASH FLOWS
                                   (Continued)
                                   (Unaudited)

                                                                                                     Cumulative
                                                                                                       Since
                                                                                                    June 1, 2000
                                                                For the Nine Months Ended           Inception of
                                                            February 29,        February 28,        Exploration
                                                                2004                2003               State
                                                          -----------------  ------------------  ------------------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                $               -  $                -  $                -
  Income taxes                                            $               -  $                -  $                -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:

         During 2003, the Company granted 3,735,000 stock options to various directors and consultants for an exercise price ranging from $0.05 to $1.50 per share. Consulting expense of $1,380,659 was recorded.

         On June 11, 2003, the Company issued 13,500,000 shares of preferred stock to its president for services rendered. Consulting expense of $13,500 was recorded.

         On July 25, 2003, the Company issued 350,000 Class A warrants, 350,000 Class B warrants, 350,000 Class C warrants, and 350,000 Class D warrants. Each warrant is exercisable, commencing October 25, 2003, for a period of three years at a price of $1.40, $1.45, $1.50 and $1.55, respectively, for one share of common stock.

         On November 27, 2003, the Company issued 864,000 Class A warrants, 864,000 Class B warrants, 864,000 Class C warrants, and 864,000 Class D warrants. The Class A warrants are exercisable on November 27, 2004 for a period of five years at an exercise price of $1.40 per share of common stock; the Class B warrants are exercisable on November 27, 2005 for a period of four years at an exercise price of $1.45; the Class C warrants are exercisable on November 27, 2006 an at exercise price of $1.50; and the Class D warrants are exercisable on November 27, 2007 at an exercise price of $1.55. The Company has the right, in its sole discretion, to accelerate the exercise date of the warrants, to decrease the exercise price of the warrants and/or extend the expiration date of the warrants.

   The accompanying notes are an integral part of these financial statements.

                               PATRIOT GOLD CORP.
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                               Deficit
                                                                                      Cumulative             Accumulated
                                                                                       Currency                During
                                  Preferred Stock      Common Stock        Paid-In    Translation  Retained  Exploration
                                  Shares Par Value   Shares     Par Value  Capital    Adjustment   Deficit      State      Total
                                   -----   -----   -----------   -------   --------    --------    --------    --------   --------
Balance at May 31, 2003             --     $--      15,230,400   $15,230   $ 45,810    $ (4,274)   $(41,082)   $(29,743)  $(14,059)

June 11, 2003, Issuance of
Preferred Shares for Services 13,500,000  13,500          --        --         --          --          --          --       13,500

June 12, 2003, Surrender of
Shares from Former Officer/
Directors                           --      --      (5,320,000)   (5,320)     5,320        --          --          --         --

July 25, 2003, Shares and
Warrants Issued for Cash            --      --         350,000       350    367,150        --          --          --      367,500

July, 2003 Compensation from
Issuance of Stock Options
Below Fair Market Value             --      --            --        --      141,102        --          --          --      141,102

September 2, 2003, Preferred
Shares Converted to Common   (13,500,000)(13,500)   13,500,000    13,500       --          --          --          --         --

September 12, 2003, Stock
Options Exercised                   --      --         200,000       200      9,800        --          --          --       10,000

September 17, 2003, Stock
Options Exercised                   --      --         930,000       930     45,570        --          --          --       46,500

September 22, 2003, Stock
Options Exercised                   --      --         525,000       525     25,725        --          --          --       26,250

September 23, 2003, Stock
Options Exercised                   --      --         105,000       105      8,895        --          --          --        9,000

                               PATRIOT GOLD CORP.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                  (Continued)

                                                                                                               Deficit
                                                                                      Cumulative             Accumulated
                                                                                       Currency                During
                                  Preferred Stock      Common Stock        Paid-In    Translation  Retained  Exploration
                                  Shares Par Value   Shares     Par Value  Capital    Adjustment   Deficit      State      Total
                                   -----   -----   -----------   -------   --------    --------    --------    --------   --------
September 26, 2003, Stock
    Options Exercised               --      --         465,000       465    602,785 $      --          --          --      603,250

September, 2003 Compensation
    From Issuance of Stock
    Options Below Fair Market
    Value                           --      --            --        --      992,520        --          --          --      992,520

October 1, 2003, Stock Options
    Exercised                       --      --           5,000         5      3,995        --          --          --        4,000

October 15, 2003, Stock
    Options Exercised               --      --         625,000       625    900,625        --          --          --      901,250

October, 2003 Compensation
    From Issuance of Stock
    Options Below Fair Market
    Value                           --      --            --        --       33,900        --          --          --       33,900

November 12, 2003, Stock
    Options Exercised               --      --         220,000       220    109,780        --          --          --      110,000

November 27, 2003, Common
    Stock and Warrants Issued for
    Cash                            --     --          864,000       864  1,079,136        --          --          --    1,080,000

                               PATRIOT GOLD CORP.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                  (Continued)

                                                                                                               Deficit
                                                                                      Cumulative             Accumulated
                                                                                       Currency                During
                                  Preferred Stock      Common Stock        Paid-In    Translation  Retained  Exploration
                                  Shares Par Value   Shares     Par Value  Capital    Adjustment   Deficit      State      Total
                                   -----   -----   -----------   -------   --------    --------    --------    --------   --------
November 2003, Compensation
    From Issuance of Stock
    Options Below Fair Market
    Value                           --      --            --        --      213,112       --           --          --      213,112

December 22, 2003, Stock
    Options Exercised               --      --          20,000        20     20,580       --           --          --       20,600

December 2003, Compensation
    From Issuance of Stock
    Options Below Fair Market
    Value                           --      --            --        --      229,504       --           --          --      229,504

January 2, 2004, Stock Options
   Exercised                        --      --         220,000       220    164,780       --           --          --      165,000

January 24, 2004, Capital
   Contributed for Director
   Compensation                     --      --            --        --       90,000       --           --          --       90,000

February 2004, Compensation
    From Issuance of Stock
    Options Below Fair Market
    Value                           --      --            --        --      667,483        --          --          --      667,483

Net Loss                            --      --            --        --         --          --          --    (2,636,551)(2,636,551)
Currency Translation Adjustment     --      --            --        --         --         4,274        --          --        4,274
                                   -----   -----   -----------   -------   --------    --------    --------    --------   --------
Total Comprehensive Loss            --      --            --        --         --         4,274        --    (2,636,551)(2,636,277)
                                   -----   -----   -----------   -------   --------    --------    --------    --------   --------

Balance at February 29, 2004
(Unaudited)                         --      --      27,939,400   $27,939 $5,757,572    $   --      $(41,082)$(2,666,294)$3,078,135
                                   =====   =====   ===========   =======    =======    ========     =======    ========   ========

   The accompanying notes are an integral part of these financial statements.

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies for Patriot Gold Corp. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Interim Reporting

         The unaudited financial statements as of February 29, 2004 and for the three and nine month period then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the three and nine months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Nature of Operations and Going Concern

         The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

         Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company has incurred net losses of $2,576,294 for the period from June 1, 2000 (inception of exploration state) to February 29, 2004 and requires additional financing in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained. However, management believes that the money raised from the private placements in July and November 2003, will be sufficient to continue planned operations for the remainder of the current fiscal year.

         The Company's future capital requirements will depend on numerous factors including, but not limited to, acquiring interests in various mining opportunities and the success of its current mining operations.

         These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Nature of Operations and Going Concern (Continued)

         If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported expenses, and the balance sheet classifications used.

Organization and Basis of Presentation

         The Company was incorporated under the laws of the State of Nevada on November 30, 1998. On June 11, 2003, the Company changed its name to Patriot Gold Corp.

Nature of Business

         The Company has no products or services as of February 29, 2004. The Company operated from November 30, 1998 through approximately May 31, 2000 in the production of ostrich meat. On June 1, 2000, the Company ceased operations.

         In June 2003, Management decided to change the direction of the Company and has decided to become a natural resource exploration company and will seek opportunities in this field. The Company is currently engaging in the acquisition, exploration, and if warranted and feasible, development of natural resource properties. Since June 1, 2000, the Company is in the exploration state.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Foreign Currency


         Prior to the quarter ending August 31, 2003, the Company's primary functional currency was the Canadian dollar. During, the quarter ended August 31, 2003, the Company underwent some significant changes in its operations. Prior to May 31, 2000, the company was in the business of producing ostrich meat in Canada. Subsequently on June 1, 2000, the Company ceased operations remained dormant until June 2003, when the Company decided to enter the mining industry in the United States. Due to the change in direction the Company was headed, the majority of its operations and transactions would be located in the United States and the majority of the transaction would be in U.S. dollars. This was considered "a significant change in economic facts and circumstances" per SFAS 52, Appendix A and thus the Company changed its functional currency from the Canadian dollar to the U.S. dollar.

         The Company's primary functional currency is the U.S. dollar. However, the Company still has a few transactions with Canadian suppliers. Transaction gains and losses are included in income. However, for the three and nine months ended February 29, 2004 and 2003, no transaction gains or losses occurred.


Concentration of Credit Risk

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

Loss per Share

         Net income (loss) per share is computed by dividing the net income by the weighted average number of shares outstanding during the period. The effect of the Company's common stock equivalents would be anti-dilutive for February 29, 2004 and February 28, 2003 and are thus not considered.

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Comprehensive Income

         The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Consolidated Statement of Stockholders' Equity. Comprehensive income is comprised of net income (loss) and all changes to capital deficit except those resulting from investments by owners and distribution to owners.

Stock Options


         The Company has adopted SFAS No. 123, "Stock Option and Purchase Plans", which establishes standards for reporting compensation expense for stock options that have been issued. The fair value of each stock option granted is estimated using the Black-Scholes option-pricing model.


Exploration and Development Costs

         On June 1, 2000, the Company ceased operations and until June 2003 conducted minimal administrative activities. The Company has been in the exploration state since that time and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral exploration costs and payments related to the acquisition of the mineral rights are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to acquire and develop such property will be capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Advertising Costs

         Advertising costs are expensed as incurred. There was no advertising expense for the three and nine months ended February 29, 2004 and February 28, 2003.

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 2 - INCOME TAXES

         As of February 29, 2004, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $2,617,000 that may be offset against future taxable income through 2022. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE 3 - EXPLORATION STATE COMPANY/ GOING CONCERN

         The Company has not begun principal operations and as is common with a company in the exploration state, the Company has had recurring losses. Continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to be successful in its planned activity, and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing, which will enable the Company to operate for the coming year.

NOTE 4 - RELATED PARTY TRANSACTIONS

         As of February 29, 2004, all activities of the Company have been conducted by corporate officers from either their homes or business offices. There are no commitments for future use of the facilities.


         On June 12, 2003, the Company issued 13,500,000 Series A 7% Redeemable Preferred Shares to Mr. Bruce Johnstone, a former director and sole officer. Subsequently, Mr. Johnstone converted these shares into the same number of common shares and transferred 3,000,000 shares to each of the three directors, Ronald C. Blomkamp, Robert D. Coale and Robert A. Sibthorpe. Compensation expense of $90,000 was record in connection with the transfer.


NOTE 5 - STOCK OPTIONS / WARRANTS

         Pursuant to a 2003 Stock Option Plan, grants of shares can be made to employees, officers, directors, consultants and independent contractors of non-qualified stock options as well as for the grant of stock options to employees that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 ("Code") or as non-qualified stock options. The Plan is administered by the Option Committee of the Board of Directors (the "Committee"), which has, subject to specified limitations, the full authority to grant options and establish the terms and conditions for vesting and exercise thereof. Currently the entire Board functions as the Committee.

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 5 - STOCK OPTIONS / WARRANTS (Continued)

         In order to exercise an option granted under the Plan, the optionee must pay the full exercise price of the shares being purchased. Payment may be made either: (i) in cash; or (ii) at the discretion of the Committee, by delivering shares of common stock already owned by the optionee that have a fair market value equal to the applicable exercise price; or (iii) with the approval of the Committee, with monies borrowed from us.

         Subject to the foregoing, the Committee has broad discretion to describe the terms and conditions applicable to options granted under the Plan. The Committee may at any time discontinue granting options under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of an optionee, make such modification of the terms and conditions of such optionee's option as the Committee shall deem advisable.


         On May 26, 2003, the Board of Directors approved a stock option plan whereby 2,546,000 common shares have been set aside for employees and consultants to be distributed at the discretion of the Board of Directors. On September 22, 2003, the Board of Directors amended the stock option plan to allow 3,000,000 additional options. As of February 29, 2004, 5,020,000 stock options were granted to various directors and consultants for an exercise price ranging from $.05 to $1.50 per share.


         In most cases the fair value of the stock issued was higher then the exercise price. Compensation expense of $2,277,646 has been recorded in connection with the granting of the stock options as of February 29, 2004. The Black-Scholes option pricing model was used to calculate to estimate the fair value of the options granted. The following assumptions were made:

                  Risk Free Rate (Equal to Libor)             1.028%
                  Expected Life of Option                     10years
                  Expected Volatility of Stock                0.00%
                  Expected Dividend yield of Stock            0.00

         On July 25, 2003, the Company issued 350,000 Class A warrants, 350,000 Class B warrants, 350,000 Class C warrants, and 350,000 Class D warrants. Each warrant is exercisable, commencing October 25, 2003, for a period of three years at a price of $1.40, $1.45, $1.50 and $1.55, respectively, for one share of common stock. The warrants were determined to have no value at the time of their issuance. The shares and warrants were issued to David Langley, Almir Ramic and Paul Uppal.


         On November 27, 2003, the Company issued 864,000 Class A warrants, 864,000 Class B warrants, 864,000 Class C warrants, and 864,000 Class D warrants. The Class A warrants are

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 5 - STOCK OPTIONS / WARRANTS (Continued)


exercisable on November 27, 2004 for a period of five years at an exercise price of $1.40 per share of common stock; the Class B warrants are exercisable on November 27, 2005 for a period of four years at an exercise price of $1.45; the Class C warrants are exercisable on November 27, 2006 an at exercise price of $1.50; and the Class D warrants are exercisable on November 27, 2007 at an exercise price of $1.55. The Company has the right, in its sole discretion, to accelerate the exercise date of the warrants, to decrease the exercise price of the warrants and/or extend the expiration date of the warrants. The warrants were determined to have no value at the time of their issuance. The shares and warrants were issued to Jill Kurucz, Almir Ramic and Colin Worth.

         The following table sets forth the options and warrants outstanding as of February 29, 2004. There were no options or warrants were outstanding as of February 28, 2003.

                                                                                             Weighted
                                                                         Option /             Average            Weighted
                                                                         Warrants            Exercise            Average
                                                                          Shares               Price            Fair Value
                                                                    ------------------    ---------------    ----------------
Options & warrants outstanding, May 31, 2003                                         -      $           -                   -


Granted, Exercise price more than fair value                                 3,895,000               0.79                0.64
Granted, Exercise price less than fair value                                 5,981,000               1.29                1.89
Expired                                                                              -                  -
Exercised                                                                   (3,315,000)              0.57

                                                                    ------------------


Options & warrants outstanding, February 29, 2004                            6,561,000    $          1.32

                                                                    ==================    ===============


         Exercise prices for optioned shares and warrants outstanding as of February 29, 2004 ranged from $0.05 to $1.55. A summary of these options by range of exercise prices is shown as follows:

                                                                                             Weighted-              Weighted-
                                                Weighted-            Shares/                  Average                Average
                            Shares /             Average             Warrants             Exercise Price           Contractual
     Exercise               Warrants            Exercise            Currently                Currently              Remaining
      Price               Outstanding             Price            Exercisable              Exercisable               Life

------------------     ------------------    ---------------    ------------------     ---------------------    -----------------


       $0.05                      550,000    $          0.05               550,000     $                0.05        10 years
0.75 to 0.80                      230,000               0.76               230,000                      0.76        10 years
1.03                               80,000               1.03                80,000                      1.03        10 years
1.40 to 1.45                    2,428,000               1.43               700,000                      1.43         5 years
1.50 to 1.55                    2,953,000               1.52             1,225,000                      1.50         5years


                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 6 - COMMON STOCK TRANSACTIONS

         The Company was incorporated to allow for the issuance of up to 100,000,000 shares of $.001 par value common stock (as amended).

         At inception,  the Company issued  7,600,000  shares of common stock to its officers and directors for services performed and payments made on the Company's behalf during its formation. This transaction was valued at approximately $.001 per share or an aggregate approximate $1,000.

         On February 8, 1999, to provide initial working capital, the Company authorized a private placement sale of an aggregate of 7,600,000 (1,000,000 pre-split) shares of common stock at approximately $.05 per share. The private placement was completed April 1, 1999 and 7,630,400 shares were issued for approximately $50,200 in proceeds to the Company which were primarily used to pay operating expenses.

         On June 12, 2003, the previous President of the Company, returned 5,320,000 (700,000 pre split) shares of common stock to the Company.

         On July 25, 2003, the Company issued 350,000 shares of common stock and 1,400,000 warrants for $367,500 in cash to Almir Ramic, Paul Uppal and David Langley. Shares and warrants were issued for $1.05 per share. The warrants were determined to have no fair value at the time of their issuance and thus none of the proceeds were allocated to the warrants.

         On September 2, 2003, the Company's previous president converted his 13,500,000 shares of preferred stock into 13,500,000 shares of common stock

         During September, October and November 2003, 3,075,000 common shares were issued to various directors and consultants in connection with the exercising of stock options for $1,710,225 in cash. The exercise price ranged from $.05 to $1.50.

         On November 27, 2003, the Company issued 864,000 shares of common stock and 3,456,000 warrants for $1,080,000 in cash to Almir Ramic, Colin Worth and Jill Kurucz. Shares and warrants were issued for $1.25 per share. The warrants were determined to have no fair value at the time of their issuance and thus none of the proceeds were allocated to the warrants.

         During the quarter ending February 29, 2004, 240,000 common shares were issued in connection with the exercising of stock options for cash of $185,600. The exercise price ranged from $.75 to $1.03.

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 7 - PREFERRED STOCK

         The Company has authorized a total of 20,000,000 shares of Preferred Stock with a par value of $.001. As of November 30, 2003, there are no preferred shares outstanding.

         The Corporation is under no obligation to pay dividends on the Series A Redeemable Preferred Stock, and the stock is redeemable at the option of the Company.

         In the event of any liquidation, dissolution or winding-up of the Corporation, the holders of outstanding shares of Series A Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to shareholders, before any payment shall be made to or set aside for holders of the Common Stock, at an amount of $.001 plus any unpaid and accrued dividends per share.

         A holder of Series A Preferred has the right to one vote per share in the case of matters provided for in the General Corporation Law of the State of Nevada or the Amended and Restated Articles of Incorporation or Bylaws to be voted on by the holders of the Series A Preferred Stock as a separate class. In the case of matters to be voted on by the holders of Common Stock and the holders of Series A Preferred voting together as a single class, each share of Series A Preferred, has full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock.

         On June 11, 2003, the Company issued 13,500,000 Series A shares of preferred stock to its president for services rendered and recorded $13,500 in consulting expenses. The Series A shares have non-cumulative dividends of 7% of the redemption price when declared by the Board. On September 2, 2003, the Company's previous president converted his 13,500,000 shares of preferred stock into 13,500,000 shares of common stock.

NOTE 8 - STOCK SPLIT

         On June 17, 2003, the Company approved a forward split at a rate of one for seven and six- tenths so that each share of common stock will be equal to
7.6 shares. All references to shares in the accompanying financial statements have been adjusted for the stock split.

                               PATRIOT GOLD CORP.
                         (An Exploration State Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 9 - MINERAL PROPERTIES

         The Company has an agreement with Minquest, Inc. which gives them the right to purchase 100% of the mining interests of two Nevada mineral exploration properties currently controlled by MinQuest, a natural resource exploration company. Together, these two properties consist of 28 mining claims on a total of 560 acres in the northwest trending Walker Lane located in western Nevada.

         In order to earn a 100% interest in these two properties, we must pay MinQuest, Inc. and incur expenditures relating to mining operations in accordance with the following schedule: (i) on or before July 25, 2004, $20,000 to MinQuest and $75,000 in expenditures; (ii) on or before July 25, 2005, $20,000 to MinQuest and an additional $100,000 in expenditures; (iii) on or before July 25, 2006, $20,000 to MinQuest and an additional $100,000 in expenditures; (iv) on or before July 25, 2007, $20,000 to MinQuest and an additional $100,000 in expenditures; and (v) on or before July 25, 2008, an additional $125,000 in expenditures. If we have not incurred the requisite expenditures to maintain our option in good standing, we have a 60-day period subsequent to July 25th to make such payment along with such amount which shall be deemed to have been an expenditure incurred by us during such period. Since our payment obligations are non-refundable, if we do not make any payments, we will lose any payments made and all our rights to the properties. If all said payments are made, then we will acquire all mining interests in the property, subject to MinQuest retaining a 3% royalty of the aggregate proceeds. The Company has the right at anytime to discontinue making the payments if the exploration is determined to be unfeasible.

         As of February 29, 2004, $75,000 has been paid for in connection with the acquisition of these rights and $87,454 has been paid for expenditures in exploration of these properties. As these properties are unproven, the $162,454 has been expensed.

NOTE 10 - SUBSEQUENT EVENTS

         On March 5, 2004, the Company issued 220,000 in additional stock options with an exercise price of $.75. Consulting expense of $409,904 will be recorded as a result of these stock options.

                                  LEGAL MATTERS

The legality of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by David Lubin & Associates, Cedarhurst, New York.


                       WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic
Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock to be sold by the selling stockholders and to register additional shares to be sold. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.



                           GLOSSARY OF TECHNICAL TERMS

ADULARIA. A potassium-rich alteration mineral.

AIR TRACK HOLES. Drill hole done with a small portable drill rig using an air-driven hammer.

BLEG SAMPLING. Bulk leach sampling. A large sample of soil or rock that is bleached using cyanide to determine gold and silver content down to a detection limit of as little as 1.0 parts per billion.

CONTROLLED SOURCE MAGNETO TELLURIC SURVEY. The recording of variations in a generated electrical field using sophisticated survey methods.

CORE HOLES. A hole in the ground that is left after the process where a hollow drill bit with diamond chip teeth is used to drill into the ground. The center of the hollow drill fills with the core of the rock that is being drilled into, and when the drill is extracted, a hole is left in the ground.

FELSIC TERTIARY VOLCANIC ROCKS. Quartz-rich rocks derived from volcanoes and deposited between two and sixty-five million years ago.GEOCHEMICAL SAMPLING. Sample of soil, rock, silt, water or vegetation analyzed to detect the presence of valuable metals or other metals which may accompany them. For example, Arsenic may indicate the presence of gold.
GEOCHEMICAL SURVEY. Sampling of rocks or soil and determination of the absolute abundances of elements. GEOLOGIC MAPPING. Producing a plan map of the rock types, structure and alteration.

GEOPHYSICAL SURVEY. Electrical, magnetic and other means used to detect features, which may be associated with mineral deposits

GROUND MAGNETIC SURVEY. Recording variations in the earth's magnetic field and plotting same.

GROUND RADIOMETRIC SURVEY. A survey of radioactive minerals on the land surface.

MAGNETIC LOWS. An occurrence that may be indicative of a destruction of magnetic minerals by later hydrothermal (hot water) fluids that have come up along these faults. These hydrothermal fluids may in turn have carried and deposited precious metals such as gold and/or silver.

PLUG. Landform similar to a dome, but smaller.

QUARTZ MONZONITE. A coarsely crystalline rock composed primarily of the minerals quartz, plagioclase and orthoclase.

QUARTZ STOCKWORKS.  A multi-directional quartz veinlets.

RC HOLES. Short form for Reverse Circulation Drill holes. These are holes left after the process of Reverse Circulation Drilling.

RESOURCE. An estimate of the total tons and grade of a mineral deposit.

REVERSE CIRCULATION DRILLING. A less expensive form of drilling that does not allow for the recovery of a tube or core of rock. The material is brought up from depth as a series of small chips of rock that are then bagged and sent in for analysis. This is a quicker and cheaper method of drilling, but does not necessarily give as much information about the underlying rocks.

RHYOLITE PLUG DOME. A domal feature formed by the extrusion of viscous quartz-rich volcanic rocks.


SCINTILLOMETER SURVEY. A survey of radioactive minerals using a scintillometer, a hand-held, highly accurate measuring device.

SILICIC DOME.  A convex landform created by extruding quartz-rich volcanic rocks

TERTIARY. That portion of geologic time that includes abundant volcanism in the western U.S.

VOLCANIC CENTER.  Origin of major volcanic activity

VOLCANOCLASTIC. Coarse, unsorted sedimentary rock formed from volcanic rocks.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is therefore unenforceable.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
Commission registration fee         $  1,653.50
Legal fees and expenses (1)           15,000
Accounting fees and expenses (1)    $  2,500
Miscellaneous (1)                   $  1,000


Total (1)                            $20,153.50


(1) Estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.


On June 12, 2003, we issued 13,500,000 Series A 7% Redeemable Preferred Shares to Mr. Bruce Johnstone, a former director and officer of the Company, for services provided to the Company by Mr. Johnstone. The dollar value of these preferred shares issued to Mr. Johnstone was $13,500. The services included, without limitation, the determination to transform the company from the then business of ostrich meat production to the current business activity of resource exploration and ensuring that the company would maintain its corporate existence. During this process, Mr. Johnstone was responsible for finding and securing qualified directors for the board, which made up the new management team for the company. Along with this he was also responsible for arranging and closing our July 2003 private placement financing. These funds provided the necessary funding to secure the first resource exploration projects which Mr. Johnstone established when he signed the Letter of Intent with Minquest Inc. on June 27, 2003. Each preferred share has the right to vote with the common shares on all matters requiring stockholder vote. The shares were issued in consideration for services provided to us. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended and did not involve a public offering.

On July 25, 2003 we issued to each of Almir Ramic, Paul Uppal and David Langley, three non-United States accredited investors, an aggregate of 350,000 shares of common stock and 350,000 Class A warrants, 350,000 Class B warrants, 350,000 Class C warrants and 350,000 Class D warrants in consideration for an aggregate of $367,500. Each warrant is exercisable, commencing October 25, 2003, for a period of three years at a price of $1.40, $1.45, $1.50, and $1.55, respectively, for one share of common stock. The issuance was made to accredited investors without any general solicitation or advertisement and a restriction on resale pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended and did not involve a public offering.

On September 2, 2003, we executed and delivered an agreement with Bruce Johnstone, a former officer and director, whereby the 13,500,000 shares of Series A 7% Redeemable Preferred Stock held by Mr. Johnstone were exchanged for 13,500,000 shares of our common stock. The issuance was made to the conversion of an existing security held by a former officer of the Company that was issued without any general solicitation or advertisement and include a restriction on resale, pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended and did not involve a public offering.


On November 27, 2003 we issued to each of Almir Ramic, Colin Bruce Worth and Jill Kurucz, three non-United States accredited investors, an aggregate of 864,000 shares of common stock and 864,000 Class A-1 warrants, 864,000 Class B-1 warrants, 864,000 Class C-1 warrants and 864,000 Class D-1 warrants in consideration for an aggregate of $1,080,000. The Class A-1 warrants are exercisable on November 27, 2004 for a period of 5 years at an exercise price of $1.40 per share of common stock; the Class B-1 warrants are exercisable on November 27, 2005 for a period of 4 years at an exercise price of $1.45; the Class C-1 warrants are exercisable on November 27, 2006 for a period of 3 years at an exercise price of $1.50; and the Class D-1 warrants are exercisable on November 27, 2007 for a period of 2 years at an exercise price of $1.55 per share. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended and did not involve a public offering.

Item 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT           DESCRIPTION


3.1      Articles of Incorporation of Registrant. (a)
3.2      Registrant's Restated Articles of Incorporation. (b)
3.3      By-Laws of Registrant. (a)
4.1      Specimen common stock certificate. **
4.2      Form of Class A Warrant. (c)
4.3      Form of Class B Warrant. (c)
4.4      Form of Class C Warrant. (c)
4.5      Form of Class D Warrant. (c)
4.6      Warrant Agreement - July 2003 private placement. (c)
4.7      Form of Class A-1 Warrant. #
4.8      Form of Class B-1 Warrant. #
4.9      Form of Class C-1 Warrant. #
4.10     Form of Class D-1 Warrant. #
4.11     Warrant Agreement - November 2003 private placement. **
5.1 Opinion of David Lubin & Associates regarding the legality of the securities being registered. #
10.1 Property Option Agreement dated as of July 25, 2003 between MinQuest Inc. and Patriot Gold Corporation. (c)
10.2     Stock Option Plan. (d)
10.3 Agreement dated as of September 2, 2003 by and between Patriot Gold Corp. and Bruce Johnstone. (e)
10.4 Shareholders' Agreement dated as of January 22, 2004, among Patriot Gold Corp., Ron Blomkamp, Robert Sibthorpe and Robert Coale. #
10.5 Agreement dated January 22, 2004 executed by Bruce Johnstone with respect to registration rights. **
10.6 Letter of Intent dated November 13, 2003 between Patriot Gold Corp. and Ms. Barbara Williams. **
10.7 Purchase Contract dated February 19, 2004 between the Company, the parties identified therein as the Seller and First American Title Insurance Company of Yavapai County, as escrow agent. (f)
10.8 Binding Letter Agreement, dated March 4, 2004, by and between the Company and MinQuest, Inc. **
23.1     Consent of Robison, Hill & Co. **
23.2     Consent of David Lubin & Associates (included in Exhibit 5.1). #


** Filed herewith.

# Previously filed with the Company's registration statement on Form SB-2, Registration No. 333-112424, submitted to the SEC on February 2, 2004.

(a)Previously filed with the Company's Form 10SB12g submitted to the SEC on June 25, 2001, SEC file number 0-32919.

(b)Previously filed as an exhibit to the Company's Information Statement submitted to the SEC on May 21, 2003.


(c) Previously filed as exhibits to the Company's May 31, 2003 Form 10-KSB submitted to the SEC on August 26, 2003.

(d) Previously filed as Exhibit 4.1 to the Company's Form S-8 on May 30, 2003, SEC File Number 333-105691, as amended by the Company's Post-Effective Amendment of Form S-8 filed on September 23, 2003.

(e) Previously filed as an exhibit to the Company's August 31, 2003 Form 10-QSB submitted to the SEC on October 14, 2003.


(f) Previously filed as an exhibit to the Company's February 29, 2004 Form 10-QSB submitted to the SEC on April 9, 2004.



Item 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

          (iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue. (C) Undertaking Required by Regulation S-B, Item 512(f)

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hasduly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Vancouver, British Columbia, on the 16th day of July , 2004.


                             PATRIOT GOLD CORP.

                             By: /s/ Ronald C. Blomkamp
                             ----------------------------------
                             Ronald C. Blomkamp
                             President, Chief Executive Officer, Chief Financial Officer and Secretary ((principal executive officer, principal financial officer and accounting officer)



SIGNATURE                                TITLE                         DATE

--------------------------- ------------------------------------- --------------
                            President, Chief Executive Officer,
                            Chief Financial Officer and Secretary

                                                                  July  16, 2004
/s/ Ronald C. Blomkamp
---------------------------
Ronald C. Blomkamp
--------------------------- ------------------------------------- --------------

         *                  Director                              July 16, 2004
---------------------------
Robert A. Sibthorpe
--------------------------- ------------------------------------- --------------

                            Director                              July16, 2004
         *
---------------------------
Robert D. Coale
--------------------------- ------------------------------------- --------------

* By: /s/ / Ronald C. Blomkamp               July 16, 2001
     -------------------------
      Attorney-in-Fact